UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
MYR Group Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

MYR GROUP

MYR GROUP INC. IS AN EQUAL OPPORTUNITY EMPLOYER | ©2023 MYR GROUP INC. | NASDAQ: MYRG |

LETTER TO SHAREHOLDERS
March 6, 2023
Dear Fellow Shareholder,
On behalf of the Board of Directors and management, we are pleased to invite you to attend the 2023 Annual Meeting of Shareholders of MYR Group Inc., which will be held virtually via live webcast at 8:00 a.m. Mountain Time on Thursday, April 20, 2023 (the “2023 Annual Meeting”). At that time you will be able to attend, participate, and vote your shares electronically, by visiting virtualshareholdermeeting.com/MYRG2023. The virtual meeting room will open to shareholders at 7:45 a.m. Mountain time.

We have decided to hold the 2023 Annual Meeting virtually again this year because hosting a virtual annual meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the cost and environmental impact of the 2023 Annual Meeting.

At the 2023 Annual Meeting, we will act on the matters described in the Notice of the 2023 Annual Meeting of Shareholders of MYR Group Inc. and the Proxy Statement that follow this letter. Shareholders of record at the close of business on February 28, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting.

It is important that your shares are represented and voted at the 2023 Annual Meeting regardless of the size of your holdings. Even if you plan on attending and participating in the 2023 Annual Meeting, please vote as soon as possible to ensure the presence of a quorum. Instructions on how to vote early are included in the Proxy Statement section titled "QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING." If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting in advance does not deprive you of your right to attend and vote electronically during the 2023 Annual Meeting. Our Board of Directors and Management look forward to your participation in the 2023 Annual Meeting and appreciate your continued support.

Sincerely yours,

Kenneth M. Hartwick                                     Richard S. Swartz
Chair of the Board of Directors                         President and Chief Executive Officer

MYR GROUP INC.
12121 Grant Street, Suite 610
Thornton, CO 80241

YOUR VOTE IS IMPORTANT
NOTICE OF THE 2023 ANNUAL MEETING OF SHAREHOLDERS OF MYR GROUP INC.
March 6, 2023
MYR Group Inc. will hold its 2023 Annual Meeting of Shareholders on Thursday, April 20, 2023. At the meeting, shareholders will be asked to consider and act upon the following items of business discussed in the attached Proxy Statement. Please note that this Notice of Meeting does not contain all the information you should consider, and you should read the Proxy Statement in its entirety before voting.

WHEN: Thursday, April 20, 2023 at 8:00 a.m. Mountain Time
WHERE: Online at virtualshareholdermeeting.com/MYRG2023
WHO CAN VOTE: Shareholders of record at the close of business on February 28, 2023 are entitled to vote at the meeting, or any postponement or adjournment thereof.

ITEMS OF BUSINESS	BOARD RECOMMENDATIONS
Proposal 1.
Election of three Class I director nominees for three year terms	FOR Each Director Nominee
Proposal 2.
Advisory approval of the compensation of our named executive officers	FOR
Proposal 3.
Advisory approval of the frequency of the advisory approval of the compensation of our named executive officers	FOR EVERY ONE YEAR
Proposal 4
Approval of proposed amendment of Article FIFTH of our Certificate of Incorporation declassifying the Board	FOR
Proposal 5.
Ratification of the appointment of our independent registered public accounting firm	FOR
and consideration of other business properly presented at the meeting

ATTEND ONLINE: To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions and vote online during the meeting by following the instructions provided at virtualshareholdermeeting.com/MYRG2023. Please see page one of the accompanying Proxy Statement for details regarding the virtual meeting.
In addition, information on how to obtain access to the list of shareholders of record entitled to vote at the 2023 Annual Meeting, during the ten days before the meeting, is available by contacting the corporate secretary at Secretary@MYRgroup.com.
Important Notice Regarding the Availability of Proxy Materials for our 2023 Annual Meeting of Shareholders to be held on April 20, 2023.
This Notice of the Meeting, the Proxy Statement, the accompanying proxy card and our 2022 Annual Report on Form 10-K were first made available to shareholders on March 6, 2023 at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com.

William F. Fry
Vice President, Chief Legal Officer and Secretary

PROXY STATEMENT	1
PROXY SUMMARY	2
CORPORATE GOVERNANCE	7
Code of Ethics and Corporate Governance Principles
Director Independence
Executive Sessions of the Board
Communications with the Board and Reporting of Concerns
Board Leadership Structure
Board Authority to Retain Outside Consultants
Risk Oversight
Board and Committee Self-Evaluations
Committee Membership and Meeting Attendance
Board Refreshment
NOMINATING, ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE COMMITTEE MATTERS	11
Committee Independence and Responsibilities
Criteria for Nomination to the Board of Directors
Diversity
Board Diversity Matrix
Director Succession Planning
PROPOSAL 1. ELECTION OF THREE CLASS III DIRECTOR NOMINEES FOR THREE-YEAR TERMS	14
Vote Required
2023 Director Nominees - Class 1
Class II and Class III Directors
Non-Employee Director Compensation
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	27
COMPENSATION COMMITTEE MATTERS	28
Committee Independence and Responsibilities
Compensation Consultants
Management Succession Planning and Diversity
Compensation Risk Assessment
Compensation Committee Report
COMPENSATION COMMITTEE LETTER	31
COMPENSATION DISCUSSION AND ANALYSIS	32
Introduction
Objectives of Our Compensation Program
Key Features of Our Compensation
Components of Our Compensation
Shareholder Engagement and Say-on-Pay
2022 Target Compensation
Management’s Role in Determining Compensation
Peer Groups, Pay Mix and Use of Compensation Consultants
Analysis of 2022 Compensation Decisions and Actions
Conclusion of the CD&A

PROXY STATEMENT
We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (collectively the “Board” and each individually, a “Director”) of MYR Group Inc. of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 20, 2023 (the “2023 Annual Meeting”). We began making these proxy materials available to our shareholders at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com on or about March 6, 2023.
Throughout this proxy statement, references to “MYR Group,” the “Company,” “we,” “us,” and “our” refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.
VIRTUAL MEETING FORMAT
We have decided to hold the 2023 Annual Meeting virtually again this year because hosting a virtual 2023 Annual Meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the costs and environmental impact of the 2023 Annual Meeting. For all of these reasons, there will not be a physical location for the 2023 Annual Meeting and you will not be able to attend in person.
We have designed the virtual 2023 Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual 2023 Annual Meeting will be conducted on the internet via live webcast. Shareholders will be able to attend and participate online and submit questions during the 2023 Annual Meeting by visiting virtualshareholdermeeting.com/MYRG2023. Shareholders will be able to vote their shares electronically during the 2023 Annual Meeting.
Shareholders who would like to attend and participate in the 2023 Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The 2023 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2023 Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain time.
Shareholders should confirm that they have a strong internet connection if they intend to attend and participate in the 2023 Annual Meeting. Attendees should allow sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2023 Annual Meeting.
Questions and Information Accessibility
The virtual 2023 Annual Meeting format allows shareholders to communicate with us during the 2023 Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the 2023 Annual Meeting, you may do so by logging into the virtual meeting platform at virtualshareholdermeeting.com/MYRG2023, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the 2023 Annual Meeting that comply with the meeting rules of conduct will be addressed during the 2023 Annual Meeting, subject to time constraints.
Technical Difficulties
If you encounter any difficulties accessing the virtual 2023 Annual Meeting, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the 2023 Annual Meeting and through its conclusion.

MYR GROUP INC. | 2023 PROXY STATEMENT	1

PROXY SUMMARY
This section introduces and provides overview information and the recommendations of the Board for each of the proposals to be voted on at the 2023 Annual Meeting, in addition to highlighting our corporate governance, business results and executive compensation. This overview of voting items does not contain all of the information that you should consider, and we encourage you to review the entire 2023 proxy statement (the “Proxy Statement”) prior to determining how you wish to vote your shares.

PROPOSAL 1. ELECTION OF THREE CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS (full proposal begins on page 14)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS.
The Board and the Nominating, Environmental, Social and Corporate Governance Committee (the "NESG Committee") believe that the three Class I nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the Company’s shareholders. Further biographical and qualification information for each director nominee can be found in the full proposal.
Our Director Nominees
You are being asked to vote on the election of three Class I directors, each for a term ending in 2026 and for each until a successor has been duly elected and qualified. Directors will be elected by the affirmative vote of a majority of votes cast in this uncontested election.

	Age	Director Since	Primary Occupation	Independent	Other Public Boards	Committee Membership			Board Recommendation
						Audit	Comp	NESG
Kenneth M. Hartwick	60	2015	President and Chief Executive Officer Ontario Power Generation	Yes	Via Renewables LP	✓	0	0	For
Jennifer E. Lowry	54	2018	Retired Finance and Strategy Executive	Yes	Clearway Energy, Inc.	l	0	0	For
Richard S. Swartz	59	2019	President and Chief Executive Officer MYR Group	No	None	x	x	x	For
✓Committee member
lCommittee Chair
x Not an independent director, therefore does not serve on any committee.

2	MYR GROUP INC. | 2023 PROXY STATEMENT

Corporate Governance Highlights
We are committed to sound corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens Board and management accountability.

• Separate Chair of the Board and Chief Executive Officer Positions	• Regular Executive Sessions Without Management Present
• Independent Chair of the Board	• Annual “Say-on-Pay” Shareholder Vote on Executive Compensation
• All Independent Directors Except our Current Chief Executive Officer	• 100% Independent Audit, Compensation and NESG Committees
• Majority Voting in Uncontested Elections	• Annual Engagement of Independent Executive Compensation Consultant
• Risk Oversight by Full Board and Committees	• Engagement Every Three Years of Independent Compensation Consultant for Director Compensation
• Balanced Director Ages (5 Under 60)	• Investor Outreach Program
• Annual Board and Committee Self-Evaluations	• Stock Ownership Guidelines for Named Executive Officers and Directors
• Annual Performance Evaluation of Named Executive Officers by Directors	• Code of Business Conduct and Ethics for Officers and Directors
• Periodic Engagement of Independent Executive and Corporate Governance Consultant	• Director Overboarding Policy
• Board Authority to Retain Outside Consultants	• Board Refreshment Policy With an Expected Director Retirement Age of 72.
• Four of Eight Independent Directors are Female or Racially/Ethnically Diverse	• Board and its Committees Conduct Annual Self-Evaluation Exercises.

MYR GROUP INC. | 2023 PROXY STATEMENT	3

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (full proposal begins on page 61)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
The Board and the Compensation Committee seek a non-binding advisory vote to approve our named executive officers (“NEOs”) compensation as described under the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” The Board values shareholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.

(1)Represents net income attributable to MYR Group.
2022 Performance
Our revenues for the year ended December 31, 2022 were $3.01 billion compared to $2.50 billion and $2.25 billion for the years ended December 31, 2021 and 2020, respectively. Our net income attributable to MYR Group for the year ended December 31, 2022 was $83.4 million compared to $85.0 million and $58.8 million for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2022, our backlog was $2.50 billion compared to $1.79 billion and $1.65 billion as of December 31, 2021 and 2020, respectively.
Executive Compensation Highlights
Compensation decisions are based on a number of factors, including peer company data and general market data, Company performance against pre-established goals, relative performance of the Company’s stock compared to a peer group, and the experience and contributions of individual executives. At our 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), our shareholders voted on an advisory resolution regarding the compensation of our NEOs (the “Say-on-Pay” proposal), which was approved by more than 97% of the votes represented at the 2022 Annual Meeting and entitled to vote. Our executive compensation program seeks to attract, motivate and retain executive talent and emphasizes pay for performance. Our executive compensation program includes base salary, short-term incentive compensation under our Management Incentive Plan (amended and restated as of May 1, 2014) (the “MIP”), long-term equity compensation under our 2017 Long-Term Incentive Plan (as amended and restated as of April 23, 2020) (the “LTIP”), a defined-contribution retirement plan, profit sharing, and very limited perquisites.

4	MYR GROUP INC. | 2023 PROXY STATEMENT

We continue to strive to adhere to the following best practices in executive compensation:

	WE DO:		WE DO NOT:
☑	Pay for Performance	X	Allow Hedging of our Stock
☑	Hold Annual “Say-on-Pay” Shareholder Vote	X	Allow Pledging of our Stock
☑	Require Officers and Directors to Meet Stock Ownership Guidelines	X	Provide Tax Gross-Ups
☑	Encourage Shareholder Input	X	Provide Single Trigger Change in Control Provisions
☑	Impose Clawback Provisions	X	Allow Short-Selling of our Stock
☑	Maintain an Independent Compensation Committee	X	Guarantee Minimum Annual Cash Incentive Payments to our NEOs
☑	Conduct Annual Compensation Review and Risk Assessment	X	Provide Dividends or Dividend Equivalents on Unvested Equity
☑	Provide Incentive Compensation Based Upon Financial and Safety Performance Metrics	X	Allow Repricing of Stock Options Without Shareholder Approval
☑	Cap Annual Cash Incentive and Performance Awards	X	Grant Stock Options Below Fair Market Value as of the Grant Date
☑	Base Significant Portion of Long-Term Incentive Awards on Relative Total Shareholder Return
☑	Engage an Independent Compensation Consultant
☑	Align the Financial Interests of our NEOs with those of Shareholders

PROPOSAL 3. ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (full proposal begins on page 63)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR EVERY ONE YEAR" ON THE ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
The Board and the Compensation Committee seek a non-binding advisory vote to approve the frequency of the advisory approval of the compensation of our NEOs. Under this proposal, our shareholders may indicate whether they would prefer to have an advisory vote to approve the compensation of our NEOs every one year, every two years, or every three years. The Board and the Compensation Committee value shareholders’ opinions and will take into account the outcome of the vote when considering the frequency of future advisory votes on compensation of our NEOs.

MYR GROUP INC. | 2023 PROXY STATEMENT	5

PROPOSAL 4. APPROVAL OF THE AMENDMENT OF ARTICLE FIFTH OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD (full proposal begins on page 66)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF ARTICLE FIFTH OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.
The Board has determined that it is in the shareholders’ best interests to amend our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the classified Board so that the Board is fully declassified from and after the election of directors at our 2026 Annual Meeting. Accordingly, the Board has adopted proposed amendments to eliminate the classified Board structure and provide for the annual election of directors, to be phased in over the next three years and is recommending that shareholders approve such amendments.

PROPOSAL 5. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (full proposal begins on page 70)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Board and the Audit Committee believe that the appointment of Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is in the best interests of the Company and its shareholders.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2023 ANNUAL MEETING (found on page 71)
We will also act upon any other business as may properly come before the 2023 Annual Meeting of Shareholders and any adjournments or postponements of the 2023 Annual Meeting. The Board or proxy holders will exercise their discretion on any other matters that may arise at the 2023 Annual Meeting.

6	MYR GROUP INC. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Shareholders and others can access our corporate governance materials, including our Certificate of Incorporation, By-Laws, committee charters, Corporate Governance Principles, Code of Business Conduct and Ethics (the “Code of Ethics”) and other corporate governance related materials on our website at investor.myrgroup.com/corporate-governance/governance-documents. Copies of these materials are also available free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.
The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES
Our Code of Ethics policy, which is applicable to all of our directors, officers and employees, promotes honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations.
Our Code of Ethics seeks to encourage diversity and social responsibility. We believe a diverse workforce provides a range of perspectives, skills and experiences that will help us meet the challenges and opportunities in our rapidly changing industries.
Our Code of Ethics calls for us to seek to reduce the impact of our operations on the environment and to promote sustainability and environmental awareness at all levels of the Company. Our policy also calls for us to work to prevent pollution and reduce consumption of resources through waste management strategies that promote waste minimization, re-use, recovery and recycling, as appropriate. Additionally, the policy emphasizes the need to incorporate energy efficiency measures into our operations and promote efficient energy use where commercially and economically feasible. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer requiring disclosure under applicable SEC and The Nasdaq Stock Market LLC ("Nasdaq") rules will be disclosed on our website.
Additionally, the Board has adopted Corporate Governance Principles that provide a framework for MYR Group’s corporate governance. The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help confirm compliance with governing law and our policies.
DIRECTOR INDEPENDENCE
Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under Nasdaq listing standards and any other requirements of the committees upon which he or she serves. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director who is, or at any time during the past three years was, employed by the Company, is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Members of our Audit Committee and Compensation Committee, respectively, are subject to certain additional qualification requirements as described below under “Audit Committee Matters” and “Compensation Committee Matters.” During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of MYR Group and our senior management.
After considering the Nasdaq listing standards and information provided by each director, the Board determined that the following directors are independent: Bradley T. Favreau, Kenneth M. Hartwick, Ajoy H. Karna, Jennifer E. Lowry, Donald C.I. Lucky, Maurice E. Moore, Shirin O'Connor and William D. Patterson. Richard S. Swartz is currently serving as President and Chief Executive Officer ("CEO") of the Company and therefore is not considered an independent director. In addition, William A. Koertner, who served as a director for a portion of 2022, was determined by the Board not to be an independent director due to his prior employment with MYR Group, which ended on March 31, 2018.

MYR GROUP INC. | 2023 PROXY STATEMENT	7

EXECUTIVE SESSIONS OF THE BOARD
In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions. Executive sessions are typically held following Board meetings, without management present.
COMMUNICATIONS WITH THE BOARD AND REPORTING OF CONCERNS
The Board values and encourages constructive dialogue with shareholders and other interested parties on compensation and other important governance topics. Shareholders and other interested parties can communicate with the directors, individually or as a group, by writing to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by completing and submitting the “Information Request” form on our corporate website at www.myrgroup.com under the “Investor Resources” tab of the “Investors” section.
The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the Chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications. Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls, or auditing matters may submit that concern anonymously or confidentially to the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 800-461-9330 or www.mysafeworkplace.com.
BOARD LEADERSHIP STRUCTURE
The Board does not require the separation of the offices of the Chair of the Board ("Board Chair") and the CEO, and our Corporate Governance Principles provide that the Board is free to choose its Board Chair in any way that it deems best for the company at any given point in time. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our shareholders' interests, the Board considers various factors, including our specific business needs, our industry's demands, our operating and financial performance, the economic and regulatory environment, the Board's self-evaluations, alternative leadership structures and our corporate governance policies and practices.
The Board believes that separate Board Chair and CEO positions provide strong leadership for our Company. By separating these positions, our CEO is able to focus on managing the Company’s daily operations and our Board Chair can devote his time and attention to matters of Board oversight and governance.
The Corporate Governance Principles provide that if the Board Chair is not an independent director, the Board will appoint an independent director to serve as lead director. As the Board Chair is currently an independent director, the Board does not have a separate lead independent director.
All of our committee members and our committee chairs are independent.
The NESG Committee and the Board periodically review and consider this leadership structure to confirm it remains appropriate for MYR Group.
BOARD AUTHORITY TO RETAIN OUTSIDE CONSULTANTS
The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the Company’s independent registered public accountants. The Compensation Committee has the sole authority to engage, retain, oversee and terminate compensation advisers for our senior management compensation review and for our directors’ compensation review. The NESG Committee has the sole authority to retain and terminate search firms used to identify director candidates.

8	MYR GROUP INC. | 2023 PROXY STATEMENT

RISK OVERSIGHT
We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create shareholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees.
The Board has the responsibility to oversee and review certain aspects of our risk management efforts, either directly or through its committees, based upon management’s identification, assessment and mitigation of risk. We approach risk management by integrating strategic planning and operational decision-making with risk oversight by management and the Board. The Board commits extensive time and effort to discussing and establishing the Company’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, the Board and management focus on the primary value drivers for the Company and risks facing the Company, as well as the Company’s sustainability and social responsibilities.
Only independent Directors serve on our committees that support the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls (including internal controls over information technology systems and security), compliance with public reporting requirements and cyber security. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs, including the review of incentive compensation to ensure our programs contribute to our success, increase shareholder value and discourage unnecessary and excessive risk taking. The NESG Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks primarily related to corporate governance, director succession, the composition of the Board, as well as climate, environmental, and social matters. Each of the Chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.
We believe that our leadership structure supports the risk oversight function of the Board.
BOARD AND COMMITTEE SELF-EVALUATIONS
Each year, the Board and each of the Audit Committee, the Compensation Committee, and the NESG Committee conduct a self-evaluation addressing matters that the Board and committees consider relevant to their performance. These evaluations include an assessment by each director of the performance of the Board and the committee or committees on which the director sits. The NESG Committee oversees the evaluation process.
The Board periodically retains an independent, third-party executive and corporate governance consultant to facilitate Board and committee self-evaluations and individual director performance evaluations.
COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE
Our Board designates the members and Chairs of committees based on the NESG Committee’s recommendations. The Board's three standing committees—Audit, Compensation, and NESG—are each composed entirely of independent directors. Non-independent directors do not serve on any of the committees.
Each of the three standing committees has a written charter adopted by the Board. The charters define each committee’s roles and responsibilities. The charters are available on our website at investor.myrgroup.com/corporate-governance/corporate-documents. MYR Group will provide copies of these charters free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

MYR GROUP INC. | 2023 PROXY STATEMENT	9

We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. In 2022, the Board held 7 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings, and the NESG Committee held 3 meetings. Each of our directors serving during the year ended December 31, 2022 attended at least 75% of the aggregate number of meetings of the Board and committees on which they served (held during the period in which the director served). The overall aggregate director attendance for all Board and committee meetings was 100%. All directors serving at the time of the 2022 Annual Meeting, including the director nominees, attended that meeting. All current directors are expected to attend the 2023 Annual Meeting and each annual meeting of shareholders generally.
Current membership of the standing committees is as follows:

	Audit	Compensation	NESG
Bradley T. Favreau	0	✓	✓
Kenneth M. Hartwick	✓	0	0
Ajoy H. Karna	✓	0	0
Jennifer E. Lowry	l	0	0
Donald C.I. Lucky	0	✓	l
Maurice E. Moore	✓	0	✓
Shirin O'Connor	0	✓	✓
William D. Patterson	0	l	0
Richard S. Swartz	x	x	x
x Not an independent director, therefore does not serve on any committee.
lCommittee Chair
✓Committee member
BOARD REFRESHMENT
The Board's Corporate Governance Principles establish the general policies that (i) generally directors will not be nominated for reelection or reappointment to the Board after fifteen years of service as a member of the Board and (ii) directors will not be nominated for reelection or reappointment to the Board after reaching the age of 72. Directors are expected to tender their resignations immediately following the first annual meeting of shareholders following their 72nd birthday. The Board retains its discretion to waive these policies in individual cases. Accordingly, Maurice E. Moore is expected to tender his resignation from the Board following the 2023 Annual Meeting, and the Board will consider accepting his resignation at that time.

10	MYR GROUP INC. | 2023 PROXY STATEMENT

NOMINATING, ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board has determined that all of the NESG Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the NESG Committee include, among others:
•identifying and recommending to the Board individuals qualified to serve as directors of the Company;
•advising the Board with respect to the Board’s size, composition, procedures and committees;
•advising the Board on corporate governance matters, including the ongoing review and assessment of the Board's Corporate Governance Principles;
•overseeing the self-evaluation of the Board and the Board's committees;
•assisting the board in identifying, evaluating and monitoring environmental, climate, health, safety, social, and public policy trends, issues and concerns and other corporate responsibility matters ("ESG") that could affect MYR Group's business activities, performance and reputation; and
•assisting the board in determining whether the Company has appropriate policies, management systems, strategies and initiatives in place with respect to ESG.
CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS
The NESG Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership in accordance with the committee’s charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be considered regarding director candidate qualifications. Candidates for nomination to the Board may be suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment. When a third-party search firm is engaged, the NESG Committee generally provides the firm with guidance as to the qualifications, qualities, and skills that the NESG Committee is seeking in potential candidates, and the search firm identifies candidates for the NESG Committee's consideration.
Shareholder recommendations for Board candidates should be submitted in writing to our Secretary at MYR Group Inc. 12121 Grant Street, Suite 610, Thornton, CO 80241. For information regarding how shareholders may nominate director candidates to the Board, see "2024 Annual Meeting of Shareholders - Shareholder Proposals and Nominations for the 2024 Annual Meeting" in this Proxy Statement.
In evaluating potential candidates for Board membership, the NESG Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the NESG Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the NESG Committee will conduct interviews with the candidate and may invite other Board members or Company executives to interview the candidate to assess the candidate’s overall qualifications. The NESG Committee will consider the candidate against the criteria described below in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This evaluation process is the same of all candidates, including any director candidates identified by shareholders.

MYR GROUP INC. | 2023 PROXY STATEMENT	11

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and is significantly influenced by the particular needs of the Board from time to time, there is not a specific set of qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board’s committees. When considering nominees, the NESG Committee will take into consideration many factors including, but not limited to, a candidate’s:
•record of accomplishment in his or her field;
•ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company;
•depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company’s activities;
•personal and professional ethics, integrity and values;
•commitment to enhancing shareholder value;
•ability to exercise good judgment and provide practical insights and diverse perspectives;
•knowledge of the Company’s industry, markets and customers;
•vision, leadership and individual talents;
•absence of real and perceived conflicts of interest;
•ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;
•ability to attend Board and committee meetings in person;
•ability to develop a good working relationship with other members of the Board; and
•ability to contribute to the Board’s working relationship with senior management.
When considering nominees, the NESG Committee may also consider whether the candidate possesses the qualifications, experience, attributes and skills, taken as a whole, it considers appropriate in the context of the Board’s overall composition and needs.
The Board is responsible for nominating directors for election to the Board. When considering whether our directors, including the nominees, have the experience, qualifications, attributes and skills to serve on the Board, the Board considers the NESG Committee’s recommendations and the individual’s breadth of knowledge of our industry and customers, integrity, particular experiences, talents, business judgment, vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the director’s individual biographies. Additionally, the Board considers and values a director’s or director nominee’s extensive experience as a business leader and strong understanding of business operations in general.
Under the heading “Proposal 1. Election of Three Class I Director Nominees for Three-Year Terms” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the nominee's qualifications, experience, key attributes and skills that the NESG Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

12	MYR GROUP INC. | 2023 PROXY STATEMENT

DIVERSITY
MYR Group's Board believes diversity on the Board is critical to the Company’s ability to create long-term value for its shareholders. The Board has and will continue to make diversity, including gender, race/ethnicity, national origin, career experience, and diversity of mind, key factors when considering director candidates. The Board believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Diverse backgrounds are key for our Board to provide effective governance, advice on the Company’s operations, and to assess risk and opportunities for the Company’s business. Our Corporate Governance Principles specify that the NESG Committee should consider the value of diversity on the Board in the director-nominee identification and nomination process. To this end, the NESG Committee recommends various measures to confirm the Board reflects an appropriate balance of diversity and will continually assess the effectiveness of this approach as part of its review of the Board’s composition and as part of the Board’s and the Committee’s self-evaluation process.
In recent years our board composition has shifted and reduced its average tenure. Specifically, five new directors have joined our Board since 2016 and the average tenure of our current directors is 7.22 years.
BOARD DIVERSITY MATRIX
The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. Two of our directors identify as women, one as African American, one as White/Middle Eastern, one as Asian, and two as non US-citizens. Additionally, under the definition utilized by Institutional Shareholder Services (ISS), one director identifies as having two races/ethnicities.

Board Diversity Matrix (As of February 23, 2023)
Total Number of Directors:	9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White (other than Middle Eastern)	2	5
Middle Eastern	1
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background
DIRECTOR SUCCESSION PLANNING
The NESG Committee regularly reviews the size and composition of the Board, which includes identifying measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, and recommends opportunities for adding diversity to the Board. While the NESG Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has the primary responsibility for Board and committee succession planning and has developed both long-term and contingency plans.

MYR GROUP INC. | 2023 PROXY STATEMENT	13

PROPOSAL 1. ELECTION OF THREE CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS.
The Board currently consists of nine directors. The directors are divided into three classes, designated as Class I, Class II and Class III. The term for each class expires at the conclusion of a three-year period. At the 2023 Annual Meeting, the Class I directors are standing for election along with a single member of Class III.
The NESG Committee recommended to the Board, and the Board approved, the nominations of Kenneth M. Hartwick, Jennifer E. Lowry and Richard S. Swartz, each for a term ending at the 2026 Annual Meeting of Shareholders or until his or her successor has been chosen and qualified.
Each of the nominees was chosen by the Board to serve as a director because the Board and the NESG Committee believe that their qualifications, experience, background and skills, taken together, demonstrate their capacity to make a continuing meaningful contribution to the Board’s oversight of the business and affairs of the Company. Accordingly, the Board believes that the continued service of each of the nominees on the Board will serve the best interests of the Company and all of its shareholders.
If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the total number of directors on the Board. If the Board substitutes another nominee, the shares represented by your proxy card will be voted for the substitute nominee. None of the nominees are related to one another or to any other director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.
VOTE REQUIRED
Our By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR, and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will apply, and the director nominees who receive the most FOR votes will be elected.
In this election, because the number of director nominees does not exceed the number of directors to be elected, the election of directors at the 2023 Annual Meeting will not be a contested election. As a result, each of the nominees will be elected if the number of shares voted FOR such nominee’s election exceeds 50% of the number of votes cast on the issue of such nominee’s election (including votes FOR and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes).
If you return a proxy card without giving specific voting instructions, then your shares will be voted FOR the election of each of the nominees.

14	MYR GROUP INC. | 2023 PROXY STATEMENT

2023 DIRECTOR NOMINEES - CLASS I
The following is information as of February 23, 2023, regarding each director who is up for election at the 2023 Annual Meeting.
Nominees for Election as Class I Directors

Kenneth M. Hartwick

Age: 60
Director Since: 2015
Independent: Yes
Nominated for Class: I
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: Via Renewables LP

Mr. Hartwick has served as President and CEO for Ontario Power Generation, an owner of power generation in Canada and United States, since 2019. Mr. Hartwick is also a Director at Ontario Power Generation. Previously, Mr. Hartwick served as Senior Vice President of Finance, Strategy, Risk & Chief Financial Officer for Ontario Power Generation from 2016 to 2019. From 2015 to 2016, Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to joining Wellspring Financial Corporation, Mr. Hartwick served for ten years as Director, President and CEO of Just Energy Group Inc., an integrated retailer of commodity products. At Just Energy Group, Inc., his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations. Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of CEO and Chief Financial Officer at Just Energy Group, Inc., Chief Financial Officer at Hydro One, Inc. and a partner at Ernst & Young LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth. Mr. Hartwick currently serves on the Board of Directors of Via Renewables LP, a publicly-traded retail energy services company. From 2004 to 2016, Mr. Hartwick served on the Board of Directors of Atlantic Power Corporation, a publicly-traded power generation company in the United States and Canada. From 2014 through 2016, Mr. Hartwick served on the Board of Governors for Trent University, his alma mater. Mr. Hartwick earned his Honors of Business Administration Degree from Trent University, Peterborough, Ontario and is a Certified Public Accountant.

Qualifications, Experience, Key Attributes and Skills:

Mr. Hartwick’s experience in senior executive positions, including the roles of chief executive officer and chief financial officer, brings leadership, risk management, and strategic planning experience to the Board and Audit Committee. Mr. Hartwick’s in-depth knowledge of financing initiatives as a senior executive in North American markets provides the Board with proficiencies to support business development, growth strategies and expenditure plans. Mr. Hartwick’s experience as a director of other publicly-traded companies enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices. The culmination of Mr. Hartwick’s leadership in the energy industry and financial sector make him a valued advisor and highly qualified to serve as Board Chair and as a member of our Audit Committee.

MYR GROUP INC. | 2023 PROXY STATEMENT	15

Jennifer E. Lowry

Age: 54
Director Since: 2018
Independent: Yes
Nominated for Class: I
Committee Membership: Audit ☒ (Chair) Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: Clearway Energy, Inc.

Ms. Lowry is a retired finance and strategy executive. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc., a global food company, from 2016 until her retirement in 2021. From 2012 to 2016, Ms. Lowry held senior management roles with Exelon Corporation (“Exelon”), a U.S. power generator, and Constellation Energy Group, Inc. (“Constellation”), an energy company which merged with Exelon. With Constellation she served as Treasurer and Vice President, and while at Exelon she was Senior Vice President, Generation Company Strategy. Prior to that, she held executive positions at companies within the electric power industry including Cogentrix Energy Group, Inc. and The AES Corporation, where she worked in Treasury, Corporate Finance and Project Development Groups.

Since February 2022, Ms. Lowry has served on the board of Clearway Energy, Inc., where she currently is the chair of the Energy Risk Management Committee. Ms. Lowry also has served on numerous governing committees within Constellation and Exelon and previously served as Chair of the Maryland Zoo Board of Trustees. She attended Dartmouth College, where she earned a Bachelor of Arts degree and Bachelor of Engineering degree with a focus on electrical engineering, and she earned a Masters in Management from the Northwestern University Kellogg School of Management.

Qualifications, Experience, Key Attributes and Skills:

Ms. Lowry’s experience in senior executive positions, in several industries, including the electric power industry with several major utilities, brings industry knowledge and expertise, strong leadership qualities and a diverse set of finance, strategy, risk management, and governance skills to our Board. Her financial and strategic transactional experience with both national and global organizations offers unique perspectives to our Board. Ms. Lowry’s collective leadership, experience and skillset makes her a valuable asset and highly qualified to serve on our Board and as the Chair of our Audit Committee.

16	MYR GROUP INC. | 2023 PROXY STATEMENT

Richard S. Swartz

Age: 59
Director Since: 2019
Independent: No
Nominated for Class: I
Committee Membership: Audit ☐ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Swartz was appointed President and CEO of MYR Group in 2017. Mr. Swartz also chairs the Company’s internal executive committee. Mr. Swartz has more than 40 years of industry experience. He began his career in field operations, and subsequently served in a variety of senior management positions including as the Vice President of our subsidiary Sturgeon Electric Company, Inc. (“Sturgeon Electric”) C&I division, Vice President of Sturgeon Electric’s T&D—Midwest division, Group Vice President C&I and T&D—West, and MYR Group’s Executive Vice President and Chief Operating Officer for six years, preceding his CEO appointment. Mr. Swartz was instrumental in the development and inception of project management and productivity improvement programs as well as in the formulation of several corporate safety initiatives. He spearheaded Sturgeon Electric’s participation in OSHA's Voluntary Protection Program (“VPP”) for the Mobile Workforce Demonstration Program, for which Sturgeon Electric has achieved and maintained STAR status since 2008.

Qualifications, Experience, Key Attributes and Skills:

Mr. Swartz’s 40 years of experience with the Company’s operations brings leadership, risk management, technical and strategic planning experience to the Board. His extensive knowledge of the Company’s personnel and capabilities provides valuable insight to the Board.

MYR GROUP INC. | 2023 PROXY STATEMENT	17

CLASS II AND REMAINING CLASS III DIRECTORS
The following is information as of February 23, 2023 regarding Class II and Class III directors.
CLASS II DIRECTORS

Donald C.I. Lucky

Age: 60
Director Since: 2015
Independent: Yes
Class: II
Committee Membership: Audit ☐ Compensation ☒ NESG ☒ (Chair)
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Lucky is a construction attorney and the Construction Practice Leader at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced since 1988 and previously served as Managing Partner. He has advised contractors and owners in major power projects, including oil and gas, solar, wind and carbon capture, engineer procurement and construction mega projects and more than 100 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. Mr. Lucky has appeared as counsel at all levels of the Courts of Alberta and the Northwest Territories and in mediations and arbitrations as counsel and adjudicator. In addition to his practice of law, he taught Construction Law at the University of Alberta from 2002 to 2015 and has received numerous industry awards and recognitions in the area of construction law and otherwise, including being inducted into the Canadian College of Construction Lawyers in 2009. Mr. Lucky earned his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Master of Law degree from the University of Cambridge.

Qualifications, Experience, Key Attributes and Skills:

Throughout his career as an attorney in the construction industry, Mr. Lucky has demonstrated a detailed understanding of the legal issues and risks of our current and expanding markets. Mr. Lucky’s perspective as an academic and his involvement in various energy projects in multiple countries provides the Board with valuable new ideas and perspectives. Mr. Lucky’s experience in the construction industry, along with the wealth of knowledge he has gained through advocating for contractors, gives the Board significant insight for our strategic planning as well as an understanding and awareness of the Company’s opportunities and challenges, all of which makes him highly qualified to serve as Chair of the NESG Committee and as a member on the Compensation Committee.

18	MYR GROUP INC. | 2023 PROXY STATEMENT

Maurice E. Moore

Age: 72
Director Since: 2010
Independent: Yes
Class: II
Committee Membership: Audit ☒ Compensation ☐ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Moore has over 30 years of experience in banking, leasing and project financing, and in providing financial advisory services to the electric utility and renewable energy industries. Since 2009, Mr. Moore has served as Managing Director of Primus Financial Group, LLC, a company that he founded, which provides asset and lease financial advisory services to major U.S. commercial banks and companies engaged in the renewable energy business. From 2006 to 2009, Mr. Moore served in senior leadership roles with Chase Equipment Leasing, Inc., a division of JP Morgan Chase, offering a variety of financing and lease solutions to help businesses acquire the equipment needed for daily operations. From 1986 to 2005, Mr. Moore served in various roles, including senior leadership roles, with JP Morgan Capital Corporation and its predecessor companies. Prior to serving on the Board, Mr. Moore served on the boards for West Suburban Medical Center and Community Chest of Oak Park & River Forest, Illinois, and was formerly Finance Advisory Committee Chairman for Oak Park & River Forest High School in Illinois. Mr. Moore earned a Bachelor of Science degree in civil engineering from Brown University and a Master of Business Administration degree from Harvard Business School.

Qualifications, Experience, Key Attributes and Skills:

Mr. Moore has substantial leadership, financial services and capital expenditures experience, and has advised a variety of clients engaged in energy and renewable energy markets. His skills in originating, negotiating and financing large capital projects serve as a guiding force concerning our capital investment and expenditure plans. In addition, his financial advisory involvement in the renewable energy space provides a diverse range of insight that contributes to the Board’s understanding of the markets in which we operate. Mr. Moore’s business acumen and experience in both financial services and capital expenditure experience broadens our Board’s experience and understanding of successful financial practices and growth strategies and makes Mr. Moore highly qualified to serve as a member of both the Audit Committee and the NESG Committee.

MYR GROUP INC. | 2023 PROXY STATEMENT	19

Shirin O'Connor

Age: 59
Director Since: 2020
Independent: Yes
Class: II
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Ms. O’Connor has served as Vice President, Global Engineering, Global Procurement, and Quality/Continuous Improvement at Air Products and Chemicals, Inc. an industrial gases company, since 2020. In 2020, Ms. O’Connor previously served as Vice President, Project Director for Fluor Corporation’s (an engineering and construction firm) Energy and Chemicals Business Line. She has over 28 years of experience executing and leading large and mega capital projects for a wide range of industries including Energy and Chemicals, Advanced Technologies and Life Sciences, and Mining and Metals both domestically and internationally. Ms. O’Connor also previously served as Fluor’s Director of Engineering for Americas from 2018 to 2020 providing leadership oversight of engineering resources and execution in South America, US, and Canada. Prior to this role, Ms. O'Connor served as a Project Director for Fluor Corporation from 2005 to 2018. Ms. O’Connor earned a Bachelor of Science degree in electrical engineering from Clemson University and a Master of Science degree in electrical engineering from the University of South Carolina. Ms. O’Connor is also a registered professional engineer.

Qualifications, Experience, Key Attributes and Skills:

Ms. O’Connor has substantial project management, leadership, and engineering experience, including leading mega projects and support groups in the engineering construction sector. Her skills of oversight, management, and estimating of large-scale engineering, procurement and construction projects provide the Board and management with valuable insight; and contributes to the Board’s understanding of the work routinely performed by the Company. Ms. O’Connor’s ability to quickly understand large project opportunities broadens our Board’s experience and understanding of our work and the accompanying risk. Her experiences, including leading groups in sophisticated multinational organizations, make Ms. O’Connor well qualified to serve on the Board, the Compensation Committee and the NESG Committee.

20	MYR GROUP INC. | 2023 PROXY STATEMENT

CLASS III DIRECTORS

Bradley T. Favreau

Age: 39
Director Since: 2016
Independent: Yes
Class: III
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: American Outdoor Brands, Inc.

Mr. Favreau currently serves as Partner at Engine Capital Management, LLC (“Engine Capital Management”), which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital Management since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Beginning in 2022, Mr. Favreau has served as a director and member of the Compensation Committee at American Outdoor Brands, Inc., a leading provider of outdoor lifestyle products and accessories. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital Management, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau received a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Favreau’s experience at an investment firm with investments in a broad range of industries provides the Board with additional financial and operational expertise. Such knowledge helps our Company to position itself for future growth and allocate capital effectively. Mr. Favreau’s experiences as a director and member of the Audit Committee of RDM Corporation and as a consultant at HUSCO International offer the Board additional awareness and perspectives for the Company’s oversight and risk management functions. Mr. Favreau, with his financial background and experience serving on another board of directors, has proven to be a valuable asset to the Board, the Compensation Committee and the NESG Committee.

MYR GROUP INC. | 2023 PROXY STATEMENT	21

Ajoy H. Karna

Age: 56
Director Since: 2022
Independent: Yes
Class: III
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Karna has served as Executive Vice President and Chief Financial Officer of Covetrus, Inc., a global animal-health technology and services company, since 2022. From 2012 through 2022, Mr. Karna held senior management roles with Sysco Corporation, a wholesale restaurant food distributor, including Senior Vice President, Treasury, M&A & Corporate Finance; Senior Vice President, Finance; Senior Vice President & CEO, Foodservice Europe; and Senior Vice President, Strategy and CFO International. Prior to Sysco, Mr. Karna served in various senior roles for PepsiCo, Inc. and its subsidiaries including Senior Vice President, Merger and Acquisitions. Prior to PepsiCo, Inc. Mr. Karna served in various finance roles of increasing responsibility for the Quaker Oats Company. Mr. Karna holds an undergraduate degree in finance from Georgetown University and a Master of Business Administration degree from Northwestern University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Karna's more than 33 years of experience in finance, strategy, and management provide the Board with added insight into financial, business, and strategic matters. Additionally, Mr. Karna’s international business, treasury, supply chain, and mergers & acquisitions experience provide value to the Board. His time with large multi-national corporations such as Sysco Corporation, and PepsiCo, Inc., as well as other companies, allow him to provide a unique perspective and serve as a valuable asset to the Board and as an important member of our Audit Committee

22	MYR GROUP INC. | 2023 PROXY STATEMENT

William D. Patterson

Age: 68
Director Since: 2007
Independent: Yes
Class: III
Committee Membership: Audit ☐ Compensation (Chair) ☒ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Patterson is a retired water utility executive who is currently engaged in not-for-profit and philanthropic activities. From 2010 through 2016, Mr. Patterson provided advisory and consulting services to utilities through EnSTAR Management Corporation, a company that he founded. In 2010, Mr. Patterson retired from American Water Works Company Inc. (“American Water Works”), the largest investor-owned U.S. water and wastewater utility company. From 2009 until his retirement in 2010, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works. From 2005 to 2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From 2003 to 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department’s regulated utilities practice. Mr. Patterson earned his Bachelor of Science degree in civil engineering from Princeton University, graduating summa cum laude. He earned his Master of Business Administration degree in finance and accounting from the University of Chicago Booth School of Business.

Qualifications, Experience, Key Attributes and Skills:

Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. Mr. Patterson brings a broad-based track record of success as a banker, investor and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an unparalleled understanding and awareness of our markets and a valuable perspective that make Mr. Patterson highly qualified to serve as Chair of the Compensation Committee.

MYR GROUP INC. | 2023 PROXY STATEMENT	23

NON-EMPLOYEE DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain directors and to compensate directors for their service on the Board in amounts that are commensurate with their Board and committee responsibilities. The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. The Compensation Committee and the Board consider analyses prepared by the Compensation Committee’s independent executive and director compensation consultant, Mercer, a wholly-owned subsidiary of March & McLennan Companies, Inc. ("Mercer") of reported director compensation practices at our peer companies. The Compensation Committee generally seeks to target our directors’ total compensation (defined as total cash compensation and total equity compensation) at or near the median total compensation of the directors of our peers.
In February 2022, at the request of our Compensation Committee, Mercer performed and presented to the Compensation Committee a study of reported non-employee director compensation practices (the “2022 Mercer Non-Employee Director Compensation Study”). The 2022 Mercer Non-Employee Director Compensation Study included comparisons of our non-employee director compensation to a peer group of companies, which assisted the Compensation Committee with designing our non-employee director compensation program to be competitive with the peer group and other companies in our markets.
According to the 2022 Mercer Non-Employee Director Compensation Study, total cash compensation compared to a group of our peers was below the 50th percentile and annual equity compensation was near the 50th percentile, which resulted in total direct compensation below the 50th percentile. Based on the 2022 Mercer Non-Employee Director Compensation Study, the Compensation Committee approved the following non-director compensation arrangements for 2022 in April 2022:
•Annual retainer of $80,000 (including seven in-person Board meetings and up to ten telephonic Board meetings) (no change from 2021);
•Additional cash compensation of $2,000 for attendance in-person and $1,000 for attendance telephonically for each additional meeting above the number of Board meetings included in the annual retainer (no change for 2021);
•Annual retainer of $50,000 annually for the Board Chair (increase from $37,500 in 2021);
•Annual retainer of $20,000 for the Chair of the Audit Committee (increase from $12,500 in 2021);
•Annual retainer of $15,000 for the Chair of the Compensation Committee (increase from $12,500 in 2021);
•Annual retainer of $12,500 for the Chair of the NESG Committee (increase from $5,000 in 2021);
•Annual equity award of $110,000 in the form of time-based restricted stock units ("Restricted Stock Units") (an increase from $75,000 in 2021); and
•Additional annual equity award of $50,000 for the Board Chair in the form of Restricted Sock Units (increase from $37,500 in 2021).
•reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

24	MYR GROUP INC. | 2023 PROXY STATEMENT

Director Compensation Table
The following table sets forth the compensation received by each of our non-employee directors in the year ended December 31, 2022. Beginning with the Board meeting in April 2022 our non-employee directors received one-quarter of the annual cash retainer and one-quarter of the additional cash compensation for serving as the Chair of a board committee or as Board Chair at each quarterly board meeting:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Bradley T. Favreau	80,000	109,952	189,952
Kenneth M. Hartwick(4)	126,875	159,913	286,788
Ajoy H. Karna	60,000	109,953	169,953
William A. Koertner	20,000	—	20,000
Jennifer E. Lowry	80,000	109,952	189,952
Donald C.I. Lucky(5)	90,625	109,952	200,577
Maurice E. Moore(6)	98,125	109,952	208,077
Shirin O'Connor	80,000	109,952	189,952
William D. Patterson(7)	94,375	109,952	204,327
(1)This column reflects the cash fees earned by directors in 2022, including fees that were paid in the form of common stock. Our non-employee directors have the option of receiving between 10% and 60% of their annual cash retainer in the form of our common stock. In addition to fees received, the amounts in this column include the cash equivalent of the stock received by a director making this election. In 2022, none of our directors elected to received shares of stock as a portion of their annual retainer.
(2)Messrs. Favreau, Lucky, Moore and Patterson, and Mses. Lowry and O'Connor were each awarded 1,195 Restricted Stock Units and Mr. Hartwick was awarded 1,738 Restricted Stock Units, on April 21, 2022. Mr. Karna was awarded 1,425 Restricted Stock Units, on May 2, 2022. The amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Compensation-Stock Compensation Topic 718, excluding the effect of estimated forfeitures. These awards vest at the end of a one-year period. These amounts are based upon the closing stock price on the date of the grant for these awards and may not correspond to the actual value that may be recognized. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our 2022 Annual Report on Form 10-K (the "2022 Form 10-K").
(3)As of December 31, 2022, Messrs. Favreau, Lucky, Moore and Patterson and Mses. Lowry and O'Connor each held 1,195 unvested Restricted Stock Units, Mr. Hartwick held 1,738 unvested Restricted Stock Units; and Mr. Karna held 1,425 unvested Restricted Stock Units.
(4)Includes cash compensation of $46,875 for Mr. Hartwick's service as Board Chair.
(5)Includes cash compensation of $10,625 for Mr. Lucky's services as the Chair of the NESG Committee.
(6)Includes cash compensation of $18,125 for Mr. Moore's service as the Chair of the Audit Committee.
(7)Includes cash compensation of $14,375 for Mr. Patterson's service as the Chair of the Compensation Committee.
Director Stock Ownership
The Board has established stock ownership guidelines for our non-employee directors to reinforce the importance of aligning the interests of our directors and shareholders. The guidelines for non-employee directors generally require directors to meet an equity ownership level with a value equal to or greater than four times the annual cash retainer within five years from the date the director was appointed to the Board. A non-employee director has three years to meet an incremental increase in the minimum stock ownership level caused by an increase in the annual retainer. We have adopted retention requirements with respect to these stock ownership guidelines whereby directors are expected to retain shares received through the vesting of Restricted Stock Units if they have not satisfied the required equity ownership level.

MYR GROUP INC. | 2023 PROXY STATEMENT	25

The following table sets forth each non-employee director’s ownership as of February 23, 2023 for stock ownership guidelines purposes:

Name	Share Ownership(1) (#)	Value Of Share Ownership(2) ($)	Ownership Guideline	Current Ownership Multiple
Bradley T. Favreau	14,270	1,599,810	4.0 ×	20.0	x
Kenneth M. Hartwick	20,780	2,329,646	4.0 ×	29.1	x
Ajoy H. Karna (3)	1,425	159,757	4.0 ×	2.0	x
Jennifer E. Lowry	11,114	1,245,991	4.0 ×	15.6	x
Donald C.I. Lucky	17,506	1,962,598	4.0 ×	24.5	x
Maurice E. Moore	31,186	3,496,262	4.0 ×	43.7	x
Shirin O'Connor	4,515	506,177	4.0 ×	6.3	x
William D. Patterson	31,750	3,559,493	4.0 ×	44.5	x
(1)The numbers of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purposes and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2022 of $112.11, whichever is higher.
(3)Mr. Karna's appointment to the Board was effective on May 2, 2022.

Trading Restrictions
Our insider trading policy, among other things, prohibits our directors from hedging the economic risk of their stock ownership by purchasing or using, directly or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. The policy also prohibits trading in our securities outside of specified window periods and without pre-clearance.

26	MYR GROUP INC. | 2023 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy and procedures for the review, approval and ratification of transactions with related persons, which have been adopted by the Board. Under our policy, the definition of related persons includes, among others, any person who is or was, during the last fiscal year, an executive officer, director or nominee for director of the Company, any shareholder owning more than 5% of any class of our voting securities, or an immediate family member of any such person.
It is the policy of the Company to prohibit related person transactions unless the Company’s Audit Committee has determined in advance of the Company or a subsidiary entering into the transaction that it will be conducted on terms that are fair to the Company or the subsidiary and the transaction is in the best interests of the Company or the subsidiary.
Pursuant to our policy and the SEC and Nasdaq reporting rules, there were no reported transactions in 2022 that qualified as a related person transaction. As a result, no reported transaction was referred to the Audit Committee or any other committee of the Board for review and no related person transaction was required to be disclosed in the Company’s filings.

MYR GROUP INC. | 2023 PROXY STATEMENT	27

COMPENSATION COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an “independent” director as defined under the Nasdaq rules and, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our shareholders’ long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company’s compensation practices and under its charter, the Compensation Committee performs, among others, the following tasks:
•reviews and recommends changes to the Company’s executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;
•reviews and recommends any changes to the goals and objectives of the Company’s executive compensation plans;
•annually evaluates the performance of executive officers in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of executive officers based on this evaluation;
•evaluates the appropriate level of compensation for Board and committee service on our Board and determines and approves, or recommends to the Board for its approval, the level of compensation for such service;
•establishes and reviews stock ownership guidelines for directors and officers;
•oversees management succession, in accordance with the Board’s Corporate Governance Principles; and
•reviews and recommends to the Board the frequency with which the Company will conduct Say-on-Pay Votes and reviews and approves proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.
The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees as it deems appropriate.
The “Compensation Discussion and Analysis” included in this Proxy Statement goes into further detail about the Compensation Committee’s processes for determining the appropriate levels of compensation for NEOs and directors.
COMPENSATION CONSULTANTS
In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company’s expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and director compensation. They also help evaluate the competitive position of executive officers’ and directors’ compensation and provide advice on incentive award programs. Their findings are discussed in more detail in “Compensation Discussion and Analysis.”
Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

28	MYR GROUP INC. | 2023 PROXY STATEMENT

As it has in prior years, the Compensation Committee directly retained Mercer to serve as its executive and director compensation consultant. The Compensation Committee reviewed the independence of Mercer’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer had no conflicts of interest and could provide the Compensation Committee with objective and independent executive and director compensation advice. Mercer did not provide any services to the Company during 2022 other than those matters for which it was engaged by the Compensation Committee.
MANAGEMENT SUCCESSION PLANNING AND DIVERSITY
The Compensation Committee regularly reviews and provides input on management’s succession planning and talent management. This review includes an ongoing evaluation of management’s talent and leadership at both the workforce and senior management levels as well as an endorsement of extensive training and professional development programs for all employees. The Compensation Committee believes that a diverse workforce strengthens the Company and, accordingly, considers the importance of diversity in its review of management’s succession planning and talent management.
COMPENSATION RISK ASSESSMENT
In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company’s compensation programs, including the Company’s incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:
•A Balanced Mix of Compensation Components — The target compensation mix for the Company’s executive officers is composed of base salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Metrics — The Company’s incentive compensation plans use multiple Company-wide metrics, which encourage retention of executives and focus on the achievement of objectives for the overall benefit of the Company. The incentive compensation granted under the plans in 2022 included:
◦Annual cash incentive compensation under the MIP that was dependent on multiple performance metrics, including pre-tax income and safety performance.
◦40% of the long-term incentive compensation granted under the LTIP in the form of Restricted Stock Units with three-year ratable vesting.
◦60% of the long-term incentive compensation granted under the LTIP in the form of performance awards that will cliff-vest, if earned, on December 30, 2024. The amount of the grant was allocated evenly, based on their grant date fair value, between awards that will pay out based on the performance measures of return on invested capital (“ROIC”) and relative total shareholder return (“TSR”) as compared to a group of peer companies.
•Capped Incentive Awards — Annual cash incentive awards are capped at 200% of salary for our CEO and lesser amounts for our other executive officers. The number of performance shares that can be earned is capped at 200% of target for all executive officers.
•Clawback Provisions — Long-term incentive award agreements contain clawback provisions, which make all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.
•Stock Ownership Guidelines — Stock ownership guidelines call for significant share ownership for our executive officers.
•Stock Retention Policy — Executive officers are expected to retain the net shares received through the vesting of Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.

MYR GROUP INC. | 2023 PROXY STATEMENT	29

•Anti-Hedging and Pledging Policy — Executive officers are expected to comply with our insider trading policy that prohibits our executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.
The Compensation Committee annually performs an assessment of compensation-related risks for all of our compensation policies and programs. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the discretion provided in the oversight of these programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments.
In 2022, the Compensation Committee retained Mercer to conduct an independent assessment of compensation-related risks for all of our policies and programs. Mercer’s assessment included a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the negative discretion provided in the oversight of these programs. Based on Mercer’s assessment and the Compensation Committee’s independent assessment of compensation related risks, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In the event that the Company’s risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.
COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our Proxy Statement to be filed with the SEC in connection with our 2023 Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee:	William D. Patterson, Chair Bradley T. Favreau Donald C.I. Lucky Shirin O'Connor
The information contained in the above Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

30	MYR GROUP INC. | 2023 PROXY STATEMENT

COMPENSATION COMMITTEE LETTER
Dear Fellow Shareholder,

2022 saw the company build on its efforts to grow responsibly while maintaining a focus on safety and fostering lasting relationships.
Continuing that growth in the future requires attracting, retaining and incentivizing quality talent. The Compensation Committee believes that the design of its compensation programs helps accomplish that and is an important driver of shareholder value creation. Our programs reward success when management team’s efforts build shareholder value and limit compensation when our performance expectations are not met. We have designed our compensation programs to incentivize employees at all levels within the organization and to specifically reward our key leaders for their contributions to both our short-term and long-term performance.
We believe that the pay of our executive officers should be linked to our long-term performance. For this reason our compensation programs are designed to reward strong financial performance and safe operations. We also recognize the importance of acquiring and retaining the very best employees, and we regularly review our compensation programs to ensure we are competitive with the market for quality talent. In addition, we offer extensive training and professional development programs for all employees to provide them with opportunities for meaningful career paths.
The Compensation Committee annually reviews the performance metrics and the equity compensation vehicles used in our long-term equity compensation program to confirm they are aligned with the goals we believe will drive shareholder value. Following our analysis for 2022, we concluded that the financial performance metric of return on invested capital and the market-based metric of relative total shareholder return continued to be appropriate. We believe these metrics align the long-term equity compensation opportunities of our executive officers with shareholder value creation. In addition to this focus on long-term value, we also provide short-term incentives to employees for both financial and safety performance.
In addition to our annual “Say-on-Pay” proposal, we invite our shareholders to provide feedback on our executive compensation programs, as we believe these conversations have improved and will continue to improve our programs. With the positive responses to our “Say-on-Pay” votes over recent years and based on our annual review of best practices with our independent compensation consultant, we have maintained our fundamental compensation programs and structures. Through these review processes and shareholder feedback, we continue to endeavor to improve these programs with the objective of improving shareholder value.

On behalf of the Compensation Committee,

William D. Patterson
Chair of the Compensation Committee

MYR GROUP INC. | 2023 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, principles and material components of our executive officer compensation program for our NEOs.
Named Executive Officers
Our NEOs for 2022 were as follows:

Name	Title
Richard S. Swartz	President and Chief Executive Officer
Betty R. Johnson(1)	Senior Vice President and Chief Financial Officer
Tod M. Cooper	Senior Vice President and Chief Operating Officer–Transmission & Distribution
William F. Fry	Vice President, Chief Legal Officer and Secretary
Jeffrey J. Waneka	Senior Vice President and Chief Operating Officer–Commercial & Industrial
(1)Ms. Johnson retired from her role as Chief Financial Officer, on February 24, 2023. On that same day, Senior Vice President Kelly Huntington was named Chief Financial Officer of MYR Group.
2022 Company Performance
MYR Group is a holding company of specialty electrical construction service providers that was established in 1995 through the merger of long-standing specialty contractors. Through our subsidiaries, we serve the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada and have the experience and expertise to complete electrical installations of any type and size. Our Transmission and Distribution (“T&D”) segment provides a broad range of comprehensive services on electric transmission, distribution networks, substation facilities and clean energy projects include design, engineering, procurement, construction, upgrade, maintenance and repair services. Our T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Our Commercial & Industrial ("C&I") segment provides a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting and signalization. Our C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers.
Our noteworthy 2022 highlights included the following:
•record revenues of $3.01 billion, an increase of 20.4% over 2021;
•record backlog of $2.50 billion compared to $1.79 billion at the end of 2021; and
•net income attributable to MYR Group Inc. was $83.4 million compared to $85.0 million in 2021.
Pay For Performance
We have designed our compensation programs to reward our key executive officers for their contributions to our short- and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our NEOs should be directly linked to performance; thus, our compensation programs are designed to reward strong financial performance and safe operations.

32	MYR GROUP INC. | 2023 PROXY STATEMENT

In 2022, we exceeded our pretax financial performance goal resulting in maximum annual cash incentive payouts for financial performance under the MIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts under the MIP for our total case incident rate safety performance goal and maximum annual cash incentive payouts under the MIP for our lost time incident rate safety performance goal. The aggregate ROIC performance for the three years ended December 31, 2022, 2021 and 2020 resulted in a payout of 200.0%, which was at the maximum for ROIC grants made in 2020. For the 2020 TSR performance shares, TSR performance ranked at the 79th percentile which was above maximum and, therefore, 200.0% of the target number of TSR performance shares were earned.
OBJECTIVES OF OUR COMPENSATION PROGRAM
We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results of our shareholder vote on our Say-on-Pay proposal and changes in the compensation practices of our competitors. We also take into account each executive officer’s individual performance when making compensation adjustments.
The primary objectives of our executive compensation program are to:
•attract, motivate and retain the most talented and dedicated executive officers possible;
•reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;
•motivate executive leadership and promote behavior that aligns our executive officers’ interests with those of our shareholders;
•encourage our executive officers to develop business and build a backlog of profitable business to facilitate our long-term success;
•encourage our executive officers to develop business models and systems that seek out strategic opportunities, which benefit the Company and our shareholders;
•encourage our executive officers to develop and maintain an understanding of our industry’s competitive environment and position ourselves as a leader within our industry; and
•encourage our executive officers to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

MYR GROUP INC. | 2023 PROXY STATEMENT	33

KEY FEATURES OF OUR COMPENSATION

We adhere to executive compensation best practices
☑
Competitive Pay.   We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, and we reward outstanding performance and the achievement of strategic goals.

☑
Capped Incentive Awards.   Annual cash incentive awards are capped at 200% of target for our CEO and lesser amounts for our other NEOs, and the number of performance shares that can be earned is capped at 200% of target for all NEOs.

☑
Independent Compensation Consultant.   Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

☑	Peer Companies. We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions.
☑
Clawback Policy.   Long-term incentive award agreements contain clawback provisions that make all such equity awards subject to the Company’s right to recover the award in the event that it is determined that a participant has engaged in conduct that contributed to any material restatement of our earnings.

☑
Risk Assessment.   The Compensation Committee performed a risk assessment and determined that no element of our compensation program was reasonably likely to have a material adverse effect on our Company.

What we do to align executive compensation with the interests of our shareholders			What we don’t do
☑
Pay for Performance.   We grant equity awards that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize shareholder value.
⊗
No Hedging or Pledging.   We have an insider trading policy that prohibits our NEOs and employees from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

☑
“Say-on-Pay.”   We annually put our NEO compensation to an advisory vote of our shareholders and received a positive response of over 97% of the votes represented and entitled to vote on this proposal at the 2022 Annual Meeting.
		⊗	No Gross-ups. We do not include gross-up payments for excise taxes in our employment agreements.
☑	Stock Ownership Guidelines. We have stock ownership guidelines, with a stock retention feature, for our NEOs.	⊗
No Single Trigger.   Our employment agreements with our NEOs provide for additional severance payments and benefits only on a so-called “double trigger” basis, for termination without cause or for good reason following a change of control.

☑	Shareholder Input. We encourage open dialogue with shareholders to solicit input and feedback on our compensation practices and policies.

34	MYR GROUP INC. | 2023 PROXY STATEMENT

COMPONENTS OF OUR COMPENSATION

Pay Component	Objective	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.
Varies based on skills, experience, level of responsibility and other factors.
Adjustments are considered annually based on individual performance, level of pay relative to the market and internal pay equity.

Short-Term Incentives
To reward for annual corporate performance under the MIP.
To align NEOs’ interests with those of our shareholders by linking part of their compensation with annually established financial and safety performance goals.
To retain NEOs by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial, safety and individual performance objectives.
Annual cash incentive awards are capped at 200% of salary for our CEO and lower percentages for our other NEOs.

Long-Term Incentives
To reward long-term corporate performance under the LTIP.
To align NEOs’ interests with long-term shareholder interests by linking part of NEO compensation with long-term corporate performance.
To provide opportunities for wealth creation and stock ownership, which promote retention and enable us to attract talent and motivate our NEOs.
To retain NEOs by providing multi-year vesting of equity grants and multi-year performance periods.

Targeted at levels that will provide total direct compensation (salary plus short-term incentive plus long-term equity awards) competitive with our Peer Group’s (as defined below) total direct compensation.
Balances multiple objectives using different equity types, including Restricted Stock Units and performance shares to balance multiple objectives.
Restricted Stock Units vest ratably over three-year periods.
Performance shares granted in 2022 will cliff-vest, if earned, on December 31, 2024 and the number of shares that can be earned is capped at 200% of target.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our NEOs.	Contribute up to 10% of salary depending on the profitability of the Company, up to the maximum allowed by the plan.
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our NEOs.	Provide a match of 100% of an employee’s contributions up to the first 6% of the employee’s salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain NEOs.	Limited programs offering perquisites such as a company vehicle or car allowance, financial planning services and relocation expenses.

MYR GROUP INC. | 2023 PROXY STATEMENT	35

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY
At our 2022 Annual Meeting, more than 97% of the votes represented at the 2022 Annual Meeting and entitled to vote on the Say-on-Pay proposal voted in support of an advisory resolution regarding the compensation of our NEOs. These results demonstrated strong shareholder support for our overall executive compensation program. The Compensation Committee considered this favorable vote and determined that our current practices and processes did not require any significant modifications to address shareholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.
In addition to our annual Say-on-Pay proposal, shareholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including their various components. Management reports to the Compensation Committee on issues or concerns our shareholders raise with respect to our executive compensation programs. We encourage shareholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see “Corporate Governance—Communications with the Board and Reporting of Concerns” in this Proxy Statement.

36	MYR GROUP INC. | 2023 PROXY STATEMENT

2022 TARGET COMPENSATION
We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. Although we do not use a specific formula to determine the mix of at-risk pay that is performance-based and fixed compensation paid to our NEOs, our emphasis on pay-for-performance results in at-risk performance-based compensation (which we define as performance share awards and cash awards tied to performance) representing a significant part of our NEOs’ target compensation. In 2022, at-risk performance-based compensation represented approximately 56% of the target total direct compensation for our CEO and an average of approximately 49% of the target total direct compensation for our other NEOs, as shown in the charts below:
2022 TARGET COMPENSATION

CEO

Performance: Short Term 21%
Restricted Stock Units 23%
Performance: Long Term 35%
Base Salary 21%

OTHER NEO
Performance:
Short Term
24%
Restricted Stock Units
17%
Performance:
Long Term
25%
Base
Salary
34%

As shown below for 2022, the target total direct compensation for our CEO and other NEOs was generally close to the peer group median (as discussed below under “Peer Groups, Pay Mix and Use of Compensation Consultants”):

	2022 Target Total Direct Compensation ($ in 000s)(1)	Median Peer Group Total Direct Compensation Based on Mercer’s 2021 Report ($ in 000s)
Chief Executive Officer	$3,919	$3,513
Other NEOs(2)	$1,387	$1,167
(1)2022 target total direct compensation includes base salary, target annual cash incentive awards under our MIP and target equity awards under our LTIP, which are valued in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the fair value of equity awards and vesting details are included in footnote 15 to our audited consolidated financial statements 2022 Form 10-K.
(2)Represents the average total direct compensation of Ms. Johnson and Messrs. Cooper, Fry and Waneka.

MYR GROUP INC. | 2023 PROXY STATEMENT	37

MANAGEMENT’S ROLE IN DETERMINING COMPENSATION
The Compensation Committee oversees the executive compensation program for our NEOs, as discussed under “Compensation Committee Matters.” Our management also plays an important role in setting the compensation of our NEOs by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each NEO. Management also makes recommendations regarding the salary, short-term cash incentive awards and equity awards for our NEOs (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for NEOs’ incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our NEOs.
At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other NEOs and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our NEOs’ salaries and the amounts that may be paid under our incentive plans. To assist the Compensation Committee, management also prepares information tally sheets, which provide the Compensation Committee the information on key elements of actual realized compensation and potential realizable compensation for our NEOs so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.
PEER GROUPS, PAY MIX AND USE OF COMPENSATION CONSULTANTS
The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our NEOs’ compensation. The results of the studies do not supplant the significance of the individual performance of our NEOs that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.
We annually compare our compensation program with those companies in a peer group that the Compensation Committee evaluates together with Mercer (the “Peer Group”). The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, organization size and financial characteristics such as revenues, total assets and market capitalization, as well as companies we compete with for talent. At the time of selection, all of the companies were publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-half and two times our annual revenue.

38	MYR GROUP INC. | 2023 PROXY STATEMENT

The companies included in the Peer Group for the evaluation of 2022 executive compensation are as follows:
EXECUTIVE COMPENSATION PEER GROUP FOR 2022

• Ameresco, Inc.	• IES Holdings, Inc.
• APi Group Corporation	• Infrastructure and Energy Alternatives, Inc.
• Aracosa, Inc.	• Matrix Service Company
• Astec Industries, Inc.	• Oceaneering International, Inc.
• Clean Harbors, Inc.	• Primoris Services Corporation
• Comfort Systems USA, Inc.	• Sterling Construction Company, Inc.
• Dycom Industries, Inc.	• Team, Inc.
• Granite Construction Incorporated	• Tetra Tech, Inc.
• Great Lakes Dredge & Dock Corporation	• Tutor Perini Corporation(1)
• Harsco Corporation	• Valmont Industries, Inc.
(1) The chief executive officer of Tutor Perini Corporation is a significant shareholder of that company and as a result, Mr. Perini can significantly influence operations and governance of the company. Therefore, in consultation with Mercer, Tutor Perini Corporation was excluded from Rick Swartz's compensation analysis.
The Compensation Committee used the 2021 Mercer Executive Compensation Review (as defined below) to develop the 2022 executive compensation. In October 2021 Mercer performed and presented to the Compensation Committee an executive compensation study (the “2021 Mercer Executive Compensation Review”). The 2021 Mercer Executive Compensation Review included comparisons of our executive compensation programs to the Peer Group, which assisted the Compensation Committee with designing our executive compensation program for 2022 to be competitive with the Peer Group and our markets. According to the 2021 Mercer Executive Compensation Review, MYR Group was positioned over the Peer Group median of annual revenue and below the Peer Group median of total assets and market capitalization, respectively, as indicated in the chart below:
2021 MERCER EXECUTIVE COMPENSATION REVIEW OF
MYR GROUP AMONG ITS PEER GROUP(1)

2,458
2,010
2,152
1,051
1,593
1,571
2,400
2,000
1,600
1,200
800
400
0
Annual Revenue
Total Assets
Market Capitalization
MYR Group ($ Millions)
Peer Group Median ($ Millions)

(1) All data in graph was taken from the 2021 Mercer Executive Compensation Review.

MYR GROUP INC. | 2023 PROXY STATEMENT	39

The Compensation Committee generally considers the median total compensation of the peer group in determining total executive compensation and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of peer group programs provides valuable information during the Compensation Committee’s review and design of both the NEOs’ overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.
ANALYSIS OF 2022 COMPENSATION DECISIONS AND ACTIONS
2022 Base Salary
Salary is a critical element of our NEOs’ compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to the Company. The Compensation Committee generally reviews the salaries of the NEOs annually. To assist with that review, the Compensation Committee often will refer to the salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee also considers individual performance and level of responsibility, economic conditions, the Company’s financial performance, and internal comparables in reviewing salary levels. When market or merit increases are warranted, changes in salary are generally made effective during our second quarter.
When setting salaries for our NEOs for 2022, the Compensation Committee considered the 2021 Mercer Executive Compensation Review, as well as certain other factors, including those specified above. As a result, the Compensation Committee made the following decisions related to base salaries for our NEOs in 2022:

Name	2022 Base Salary	2021 Base Salary	Percentage Increase
Richard S. Swartz	$825,000	$775,000	6.5%
Betty R. Johnson	$495,000	$475,000	4.2%
Tod M. Cooper	$540,000	$500,000	8.0%
William F. Fry	$415,000	$400,000	3.8%
Jeffrey J. Waneka	$430,000	$420,000	2.4%
2022 Short-Term Incentive Compensation
Awards granted under the MIP are designed to provide our NEOs with annual cash performance awards to reward the achievement of certain performance goals established annually by the Compensation Committee that we believe are strongly linked to shareholder value creation. An important factor in our decision to pay our MIP awards in cash rather than in equity has been to help confirm that our compensation program remains competitive with the compensation programs of our direct competitors. The Compensation Committee established performance targets based on financial performance and safety performance goals that encouraged our NEOs to increase shareholder value by focusing on growth in revenue and earnings, and to maintain and improve safety performance in operations. These performance goals were the basis for awards under the MIP for 2022.
The amount of the payout of awards for each NEO under the MIP for 2022 depended on the percentage of each NEO’s salary that the Compensation Committee determined to be subject to the award, our performance measured against financial and safety performance goals established by the Compensation Committee and an assessment of the NEO’s individual performance.
The basic formula for calculating the 2022 MIP payout is as follows:

40	MYR GROUP INC. | 2023 PROXY STATEMENT

The Compensation Committee determined the percentage of each NEO’s salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. No payouts under the 2022 MIP awards would be made unless the threshold levels for performance goals were achieved. Achievement of the performance goals above the maximum level would not result in any additional payments above the maximum payout level. Any payouts under the 2022 MIP awards would be calculated by the straight-line mathematical interpolation between (i) threshold and target performance for performance lower than target but greater than threshold or (ii) target and maximum for performance greater than or equal to target but less than or equal to maximum.
In 2022, each NEO’s award opportunity was based on the Company's (i) pre-tax income as the financial performance goal and (ii) total case incident rate and lost time incident rate as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success and are consistent with our compensation philosophy of linking NEO's compensation with Company performance. The financial and safety performance goals are intended to be challenging and ambitious but also realistic enough to be attainable given a concerted effort by our NEO's in consideration of current market and competitive conditions and trends.
In connection with its review of the percentage of each NEO’s salary that should be subject to an award under the MIP in 2022 and considering the 2021 Mercer Executive Compensation Review, the Compensation Committee set the following threshold, target and maximum award opportunities based on the achievement of financial and safety performance goals, subject to the weighting percentages set forth below:

	2022 MIP Opportunity
	(Percent of Base Salary)(1)
Name	Pre-tax Income Target	Total Case Rate Target	Lost Time Incident Rate Target	Total Payout at Threshold	Total Payout at Target	Total Payout at Maximum
Mr. Swartz	70.0%	15.0%	15.0%	50.0%	100.0%	200.0%
Mr. Cooper	52.5%	11.3%	11.3%	37.5%	75.0%	150.0%
Ms. Johnson and Messrs. Fry and Waneka	49.0%	10.5%	10.5%	35.0%	70.0%	140.0%
(1)The MIP provides for a range of payouts based upon the achievement of performance goals determined by linear interpolation between achievement levels. There is no payout under the MIP unless threshold performance is achieved. Payout maximum is achieved at maximum performance.
For 2022, the levels of threshold, target and maximum performance, and the Company’s actual performance are shown in the following table:

	Threshold	Target	Maximum	2022 Results
Pre-tax Income ($000)	69,531	98,650	147,098	114,204
Total Case Incident Rate	1.59	1.19	0.79	1.14
Lost Time Incident Rate	0.23	0.17	0.11	0.09
The Compensation Committee has discretion to reduce individual payouts by up to 20% or increase them by up to 15% based on an assessment of each NEO’s individual performance throughout the year, including consideration of talent development and successor preparation, contributions toward strategic initiatives, internal controls, business development, acquisition integration and information technology initiatives. At the beginning of 2022, the Compensation Committee conducted a review of each NEOs’ performance, with input from the human resources department and other applicable departments, and, based on its qualitative assessment of each NEOs' performance, determined not to decrease or increase the MIP payout awards to any of the NEOs.

MYR GROUP INC. | 2023 PROXY STATEMENT	41

See “Executive Compensation Tables—2022 Summary Compensation Table” for the 2022 MIP payouts to the NEOs.
2022 Long-Term Incentive Compensation
We believe that long-term performance is achieved through an ownership culture that rewards and encourages our NEOs to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of equity compensation awards. The purposes of our long-term incentive plan are to attract, motivate and retain our key employees and non-employee directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentives to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management’s interests with those of our shareholders.
All long-term equity awards granted to NEOs in 2022 were made under the LTIP. The LTIP succeeded the 2007 Long-Term Incentive Plan (Amended and Restated as of May 1, 2014) (the “2007 LTIP”) in its entirety. Equity grants before March 31, 2017 were made under the 2007 LTIP; all subsequent grants were made under the LTIP.
The Compensation Committee has the authority to determine who will receive long-term equity awards and the nature, amounts and limitations on those awards. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants, or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee’s consent. Our long-term incentive plans prohibit the repricing of outstanding stock options or stock appreciation rights without shareholder approval.
For 2022, the Compensation Committee considered the market data with respect to each NEO in the 2021 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, and compensation objectives of retention, shareholder value creation and individual and corporate performance. As a result of this review, in February 2022, the Compensation Committee approved the following mix of equity compensation awards for our NEOs:

VALUE OF 2022 LONG-TERM INCENTIVES
TSR-Based Performance Shares: 30%
ROIC-Based Performance Shares: 30%
Time-Based Restricted Stock Units: 40%

The Compensation Committee elected this mix of equity awards because it represented an appropriate balance of the types of incentives provided by the different types of equity instruments. For example, Restricted Stock Units help to retain key employees and performance shares are designed to vary the level of rewards an NEO receives dependent upon actual corporate performance and market results that are critical to shareholders.

42	MYR GROUP INC. | 2023 PROXY STATEMENT

Time-Based Restricted Stock Units
The 40% of the equity compensation award granted to our NEOs as Restricted Stock Units will vest ratably over a three-year period beginning on the first anniversary of the grant date. The number of Restricted Stock Units was determined by dividing the amount of equity compensation allocated to Restricted Stock Units by the closing price per share of our common stock on the date of the grant.
ROIC Performance Shares
The 30% of the equity compensation award granted to our NEOs as ROIC-based performance shares can be earned based on the achievement of aggregate ROIC performance over the three-year performance period that started on January 1, 2022 and ends on December 31, 2024 compared to a target level of average ROIC. For purposes of the ROIC-based performance shares granted in 2022, ROIC, which is a non-GAAP measure that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total shareholders’ equity) at the beginning and end of each calendar year in the performance period (the “2022 ROIC”), computed as follows:

2022 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
The target number of ROIC-based performance shares was determined by dividing the dollar-amount of the equity compensation award allocated to ROIC performance by the 2022 grant price of $99.22. The fair value of the shares granted were based on the closing price of our common stock on the date of the grant.
The calculation of the 2022 ROIC grant is assessed annually and the achievement in the following reporting periods are computed, if earned, based on the metrics detailed below:
•20% for the twelve-month period ended December 31, 2022;
•20% for the twelve-month period ending December 31, 2023;
•20% for the twelve-month period ending December 31, 2024; and
•40% for the average of the three annual periods above.
The ROIC performance in each of these reporting periods will be accumulated to determine the performance at the end of the performance period, subject to approval by the Compensation Committee.
The number of ROIC-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The Compensation Committee approved an ROIC target for the 2022 ROIC-based performance shares that it believed to be challenging, but achievable. See "Forward-Looking Target Performance Grants" below for additional information. The potential award levels are calculated as the straight-line mathematical interpolation between threshold and target or between target and maximum levels:

2022 ROIC Performance	Performance Shares Earned (% of Target)
Equal to or Above the Maximum	200%
Equal to the Target	100%
Equal to the Threshold	50%
Below the Threshold	0%

MYR GROUP INC. | 2023 PROXY STATEMENT	43

TSR Performance Shares
The 30% of the equity compensation award granted to our NEOs as TSR-based performance shares can be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, March 23, 2022, to December 30, 2024. We define relative TSR as the change in the fair market value, adjusted for dividends, of the Company’s common stock compared to the change in the fair market value, adjusted for dividends, of a peer group. The measurement of change in fair market value over the performance period is based on the average closing price per share of common stock for the 20 trading days preceding the grant date, March 23, 2022, and the 20 trading days preceding December 30, 2024. The target number of TSR-based performance shares was determined by dividing the amount of the equity compensation award allocated to TSR performance by the fair value of the grant, which was based on a market-based metric and, therefore, is calculated utilizing a Monte Carlo simulation. The number of TSR-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are calculated as the straight-line mathematical interpolation between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile:

Relative TSR Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%
The Compensation Committee selected the TSR peer group based on each company’s industry and operational comparability. The 2022 TSR peer group was comprised of companies that are in either the peer group used in the stock performance graph in 2022 Form 10-K, the peer group used to set 2022 executive compensation or certain industry peers recommended by Mercer. In order to be counted in the final TSR calculations, a company must remain publicly traded during the entire performance period.
The peer group of companies used for evaluating the Company’s relative TSR performance for the 2022 grant of TSR-based performance shares is as follows:
TSR PEER GROUP FOR 2022

• Ameresco, Inc.	• Infrastructure and Energy Alternatives, Inc.
• Aracosa, Inc.	• Mastec, Inc.
• Astec Industries, Inc.	• Matrix Service Company
• Comfort Systems USA, Inc.	• Primoris Services Corporation
• Dycom Industries, Inc.	• Quanta Services, Inc.
• EMCOR Group, Inc.	• Sterling Construction Company, Inc.
• Granite Construction Incorporated	• Team, Inc.
• Great Lakes Dredge & Dock Corporation	• Tetra Tech, Inc.
• IES Holdings, Inc.	• Tutor Perini Corporation

44	MYR GROUP INC. | 2023 PROXY STATEMENT

2022 Grants of Equity Awards
With respect to each NEO, the Compensation Committee considered the 2021 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, compensation objectives of retention and shareholder value creation and individual and corporate performance, and approved equity award grants to our NEOs in the following amounts based on grant-date fair value, consistent with the presentation in the 2022 Summary Compensation Table:

Named Executive Officer	Value of 2022 Equity Grants by Grant Type
	Value of Restricted Stock Units ($)	Value of ROIC Based Performance Shares(1) ($)	Value of TSR Based Performance Shares(1) ($)	Total Value of Equity Awards ($)
Richard S. Swartz	907,565	680,649	680,668	2,268,882
Betty R. Johnson	269,978	202,409	202,453	674,840
Tod M. Cooper	279,999	209,950	209,858	699,807
William F. Fry	179,985	134,939	134,919	449,843
Jeffrey J. Waneka	199,928	149,921	149,877	499,726
(1)Target awards are shown. The performance shares may be earned over a performance period ending December 30, 2024. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date. The ROIC-based performance shares are valued at the closing price per share of our common stock on the grant date. Because TSR is a market-based performance metric, the Company used a Monte Carlo simulation model to calculate the fair value of the grant of TSR-based performance shares in accordance with FASB ASC Topic 718, which resulted in a fair value of $148.10 per share.
2020 Performance Shares Vesting in 2022
The Compensation Committee granted performance share awards in 2020 under the LTIP, that could be earned based on achievement compared to a target level of ROIC, a non-GAAP measure, where return is defined as net income plus interest net of taxes (interest less (interest times the effective tax rate) less dividends divided by; invested capital (total debt less cash and marketable securities plus total shareholders’ equity) (the “2020 ROIC”). Performance is measured as the aggregate of the 2020 ROIC calculated for the years ended December 31, 2022, 2021 and 2020, respectively, and the average of the three years. The TSR of the Company’s stock compared to the TSR of a peer group over a performance period that started on March 23, 2020 and ended on December 31, 2022 and otherwise contained terms consistent with the performance shares granted in 2022 under the LTIP described above.
The 2020 ROIC threshold, target and maximum goals were 6.10%, 10.20% and 12.75%, respectively. The 2020 performance was calculated annually based in the ROIC achieved in each year of the three-year vest period for the years ended December 31, 2022, 2021 and 2020, each of which was weighted at 20% and the three year average, which was weighted at 40%. The computation of the ROIC performance shares awarded was as follows:

Performance Period		ROIC Achieved	Incentive	Weight	Performance	Achievement
2020	ROIC	13.6%	200.0%	20.0%	40.0%	Above Maximum
2021	ROIC	20.0%	200.0%	20.0%	40.0%	Above Maximum
2022	ROIC	18.6%	200.0%	20.0%	40.0%	Above Maximum
3 year average ROIC		17.4%	200.0%	40.0%	80.0%	Above Maximum
Total Achievement					200.0%	At Maximum

For the 2020 performance share awards based on TSR, the TSR of the Company’s stock ranked at the 79th percentile of the TSR peer group, which was above maximum and, consequently, 200.0% of the target TSR performance shares were earned.

MYR GROUP INC. | 2023 PROXY STATEMENT	45

The chart below shows the performance share payouts in 2022 for each of our NEOs that were awarded performance shares in 2020:

Named Executive Officer	Award Type	Target Award (Shares)	Earned Award (Shares)	Award Value at End of Performance Period(1) ($)
Richard S. Swartz	ROIC	13,403	26,806	2,674,435
	TSR	10,306	20,612	2,056,459
Betty R. Johnson	ROIC	5,361	10,722	1,069,734
	TSR	4,122	8,244	822,504
Tod M. Cooper	ROIC	5,361	10,722	1,069,734
	TSR	4,122	8,244	822,504
William F. Fry	ROIC	3,797	7,594	757,653
	TSR	2,920	5,840	582,657
Jeffrey J. Waneka	ROIC	4,467	8,934	891,345
	TSR	3,435	6,870	685,420
(1)The vesting date was December 31, 2022, subject to the certification of the results. The award value was based on the closing stock price of $99.77 on February 15, 2023, the date the results were approved and shares were released.
2022 Performance Shares Vesting in 2024
The Compensation Committee also awarded performance shares in 2022 under the LTIP that can be earned based on achievement compared to a target level of 2022 ROIC as defined in the Compensation Discussion and Analysis section of the 2022 Proxy Statement calculated for the years ended December 31, 2024, 2023 and 2022, respectively and TSR of the Company’s stock compared to the TSR of a peer group over a performance period that started on April 27, 2020 and will end on December 31, 2024 and otherwise contain terms consistent with the performance shares granted in 2022 under the LTIP described above.
Forward-Looking Target Performance Grants
We do not publicly disclose specific, forward-looking target levels of ROIC for outstanding performance share awards because these target levels relate to executive compensation to be earned and/or paid in future years, do not reflect a fair understanding of the NEOs’ compensation for 2022 and constitute confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period. When establishing the applicable target levels for the ROIC performance measure, we specifically considered how likely it will be for us to achieve the target levels. We believe that the threshold level will be appropriately difficult to attain, and that the target level will require considerable and increasing collective effort on the part of our employees, including our NEOs, to achieve. Achievement of the maximum level is considered to be a stretch goal given current market conditions. We cannot forecast the results of our TSR grants because it is dependent on the stock price per share in the last 20 trading days before the vest date.
Pro-Rata Earning of Shares and Acceleration of Vesting
Under the terms of the grant agreements, a NEO may earn a pro-rata share of performance shares in the event of his or her death, disability, retirement after reaching normal retirement age (as such is defined in the Social Security Act of 1935, as amended) or termination without “cause” or for “good reason.” The vesting of performance shares may be accelerated in the event of a NEO’s termination without “cause” or for “good reason” following a “change in control.” Additional information regarding these awards may be found in the 2022 Summary Compensation Table, the 2022 Grants of Plan-Based Awards Table and under “Potential Payments Upon Termination or Change in Control.”

46	MYR GROUP INC. | 2023 PROXY STATEMENT

Change in Control
As part of our long-term incentive plan, we include a “change in control” provision that more closely aligns our interests with those of the NEOs in the event of a change in control by allowing the Compensation Committee to adjust long-term incentive equity awards to maintain and protect the rights of the participants in the event of a change in control.
Other Compensation
At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(“k”) plan) accounts of our employees, including our NEOs, subject to applicable limitations. For 2022, the NEOs were awarded 7% of their eligible salary in profit sharing contributions.
Additionally, our employees, including our NEOs, receive matching contributions under our 401(k) plan. We match 100% of an employee’s contributions up to the first 6% of such employee’s salary, up to the maximum allowed by the plan.
Each NEO is eligible to utilize the financial planning service paid by the Company.
Each NEO is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each NEO is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer’s benefits and perquisites as it deems advisable.
The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the “Executive Compensation Tables—2022 Summary Compensation Table.”
Employment Agreements, Severance Benefits and Change in Control Provisions
Mr. Swartz entered into an employment agreement in connection with our private placement in 2007. Mr. Swartz’s employment agreement was amended and restated in April 2017 to replace the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company has included in new employment agreements since 2011. Ms. Johnson entered into an employment agreement in connection with her appointment as Senior Vice President, Chief Financial Officer and Treasurer in October 2015. Mr. Cooper entered into an employment agreement in April 2015 in connection with his appointment as a Senior Vice President. Mr. Waneka entered into an employment agreement in connection with his appointment as Senior Vice President and Chief Operating Officer C&I in December 2017. Mr. Fry entered into an employment agreement in connection with his appointment as Vice President and Chief Legal Officer and Secretary in January 2019. These employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) provide for severance payments and benefits upon a termination of an NEO’s employment without “cause” or resignation for “good reason,” as further described below under “Executive Compensation Tables—Employment Agreements.” We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We view the cash severance and continuation of health and welfare benefits provided by these agreements as appropriate for the NEOs who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.

MYR GROUP INC. | 2023 PROXY STATEMENT	47

In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a NEO’s employment without “cause” or resignation for “good reason” within one year following a change in control (in other words, only on a so-called “double trigger” basis). We believe that providing change in control benefits reduces the potential reluctance of our NEOs to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. The Compensation Committee maintains a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the Employment Agreements do not include any provisions to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a NEO’s employment following a change in control are described under “Executive Compensation Tables—Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Stock Ownership Guidelines and Retention
In order to align the interests of our executives with those of our shareholders, our NEOs are expected to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5× base salary
All Other Named Executive Officers	3× base salary
Under our stock ownership guidelines, our NEOs are expected to attain levels of beneficial stock ownership within five years from the later of the date of the NEO’s appointment to a position subject to the guidelines and three years from the effective date of an increase in compensation. We have adopted retention requirements with respect to these stock ownership guidelines whereby NEOs are expected to retain the net shares received through the vesting of restricted stock, Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.
The following table sets forth each NEO’s ownership as of February 23, 2023:

Name	Share Ownership (#)(1)	Value Of Share Ownership ($)(2)	Ownership Guideline	Current Ownership Multiple
Richard S. Swartz	168,994	18,945,917	5.0 x	23.0	x
Betty R. Johnson	53,038	5,946,090	3.0 x	12.0	x
Tod M. Cooper	48,028	5,384,419	3.0 x	10.0	x
William F. Fry	25,193	2,824,387	3.0 x	6.8	x
Jeffrey J. Waneka	45,085	5,054,479	3.0 x	11.8	x
(1)The amounts of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purpose and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2022 of $112.11, whichever is higher.
Trading Restrictions
We also have an insider trading policy which, among other things, prohibits NEOs from hedging the economic risk of their stock ownership by purchasing or using directly or indirectly through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. Among other restrictions, the policy also prohibits trading in our securities outside of specific window periods and without pre-clearance.

48	MYR GROUP INC. | 2023 PROXY STATEMENT

Clawback Arrangements
Each of the agreements underlying equity awards granted to our NEOs under the LTIP and its predecessor, the 2007 LTIP, as applicable, permits the Compensation Committee to cause us to recover shares of common stock or cash paid to the NEO with respect to the applicable award if:
•we restate any part of our financial statements for any fiscal year or years covered by the respective award due to material noncompliance with any applicable financial reporting requirement; and
•the Compensation Committee determines that the respective NEO is personally responsible for causing the restatement as a result of his or her personal misconduct or any fraudulent activity on the part of the NEO.
For grants of restricted stock and Restricted Stock Units, we may recover any shares that vested within the period of 18 months prior to the restatement or the net proceeds of any sales of such shares. With respect to performance shares, the amount of any cash or shares recoverable is limited to the amount by which the payments exceeded the amount that would have been paid to the NEO had our financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee. In the case of stock options, to the extent an applicable NEO exercises a stock option within a period of 18 months prior to the restatement, we may recover from the NEO any equity acquired by the NEO or any net proceeds of any exercises and sales.
CONCLUSION OF THE CD&A
We have designed and administer our compensation programs in a manner that emphasizes the retention of our NEOs and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our NEOs for results aligned with the interests of our shareholders.

MYR GROUP INC. | 2023 PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES
2022 SUMMARY COMPENSATION TABLE
The following table shows the compensation earned by our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Comp(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard S. Swartz President and Chief Executive Officer	2022	812,500	2,268,882	1,127,768	39,245	4,248,395
	2021	768,750	1,899,867	1,427,162	41,548	4,137,327
	2020	716,539	1,286,539	1,229,754	49,807	3,282,639
Betty R. Johnson Senior Vice President, Chief Financial Officer	2022	490,000	674,840	476,092	59,300	1,700,232
	2021	468,750	649,832	609,154	56,500	1,784,236
	2020	436,058	514,583	523,867	64,600	1,539,108
Tod M. Cooper Senior Vice President, Chief Operating Officer T&D	2022	530,000	699,807	551,739	53,300	1,834,846
	2021	493,750	674,830	641,643	45,955	1,856,178
	2020	447,923	514,583	538,121	46,053	1,546,680
William F. Fry Vice President, Chief Legal Officer and Secretary	2022	411,250	449,843	399,577	41,358	1,302,028
	2021	395,000	449,843	513,314	38,928	1,397,085
	2020	349,327	364,492	389,694	52,972	1,156,485
Jeffrey J. Waneka Senior Vice President, Chief Operating Officer C&I	2022	427,500	499,726	415,366	42,899	1,385,491
	2021	418,750	499,874	544,178	43,486	1,506,288
	2020	403,846	428,814	485,168	50,736	1,368,564
(1)Represents the aggregate grant date fair value of stock awards, including Restricted Stock Units and performance shares granted under the LTIP during the applicable period in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts and vesting details are included in footnote 15 to our 2022 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2022 performance for the share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date):

Named Executive Officer	Probable Performance (Target) ($)	Maximum Performance ($)
Richard S. Swartz	1,361,317	2,722,634
Betty R. Johnson	404,862	809,724
Tod M. Cooper	419,808	839,616
William F. Fry	269,858	539,716
Jeffrey J. Waneka	299,798	599,596
(2)Represents the dollar value of the cash awards earned under our MIP by the NEOs for fiscal 2022, 2021 and 2020. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2022 Compensation Decisions and Actions—2022 Short-Term Incentive Compensation” above.
(3)The following supplemental table describes the items of compensation reported in this column for 2022:

50	MYR GROUP INC. | 2023 PROXY STATEMENT

Name	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses(a) ($)	Financial Planning Services ($)
Richard S. Swartz	17,400	21,100	745	—
Betty R. Johnson	17,400	21,100	10,800	10,000
Tod M. Cooper	17,400	21,100	4,800	10,000
William F. Fry	17,400	21,100	2,858	—
Jeffrey J. Waneka	17,400	25,045	454	—
a.Represents the NEO’s personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursements for certain personal travel-related expenses.
2022 GRANTS OF PLAN-BASED AWARDS
The following table sets forth the estimated future payouts for grants of awards made to each of the NEOs under the MIP and LTIP for 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Performance Metric	Threshold (#)	Target (#)	Maximum (#)
Richard S. Swartz		412,500	825,000	1,650,000
	3/23/2022				TSR	1,149	4,596	9,192		680,668
	3/23/2022				ROIC	3,430	6,860	13,720		680,649
	3/23/2022								9,147	907,565
Betty R. Johnson		173,250	346,500	693,000
	3/23/2022				TSR	341	1,367	2,734		202,453
	3/23/2022				ROIC	1,020	2,040	4,080		202,409
	3/23/2022								2,721	269,978
Tod M. Cooper		202,500	405,000	810,000
	3/23/2022				TSR	354	1,417	2,834		209,858
	3/23/2022				ROIC	1,058	2,116	4,232		209,950
	3/23/2022								2,822	279,999
William F. Fry		145,250	290,500	581,000
	3/23/2022				TSR	227	911	1,822		134,919
	3/23/2022				ROIC	680	1,360	2,720		134,939
	3/23/2022								1,814	179,985
Jeffrey J. Waneka		150,500	301,000	602,000
	3/23/2022				TSR	253	1,012	2,024		149,877
	3/23/2022				ROIC	755	1,511	3,022		149,921
	3/23/2022								2,015	199,928
(1)These amounts reflect the threshold, target and maximum annual cash incentive compensation amounts that could have been earned by each NEO during 2022 based on the achievement of annual performance goals under the MIP. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2022 Compensation Decisions and Actions—2022 Short-Term Incentive Compensation” above. Actual amounts awarded under the MIP that were earned in 2022 are disclosed in the “Executive Compensation Tables—2022 Summary Compensation Table.”
(2)These amounts reflect the threshold, target and maximum number of ROIC-based performance shares and TSR-based performance shares granted on March 23, 2022 under the LTIP. The ROIC-based performance shares will ultimately vest, if earned, upon the achievement of performance goals over the January 1, 2022-December 31, 2024 performance period. The TSR-based performance shares will ultimately vest, if earned, upon the achievement of performance goals over the March 23, 2022-December 31, 2024 performance period.
(3)This column contains the Restricted Stock Unit awards only. The Restricted Stock Unit awards granted on March 23, 2022 under the LTIP to the NEOs will vest ratably over a three-year period beginning on the first anniversary of the grant date.

MYR GROUP INC. | 2023 PROXY STATEMENT	51

(4)Represents the aggregate grant date fair value of Restricted Stock Units and performance shares granted under the LTIP during the fiscal year ended December 31, 2022 in accordance with FASB ASC Topic 718. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). The fair value per share of the Restricted Stock Units and ROIC-based performance awards granted on March 23, 2022 was the grant date share price of $99.22. The fair value per share of the TSR-based performance awards granted on March 23, 2022, which are based on a market-based performance measure was $148.10, as determined using a Monte Carlo simulation. Assumptions used in the calculation of these amounts and vesting details are included in footnote 15 to our audited consolidated financial statements in our 2022 Form 10-K. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.
EMPLOYMENT AGREEMENTS
Under each Employment Agreement, the NEO is eligible to receive salary, an annual cash incentive award, as defined under the MIP, severance pay under certain conditions, use of a company car and gas card or a car allowance in accordance with the Company’s policy, and is eligible to participate in all incentive, 401(k), profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.
Each Employment Agreement contains non-competition covenants restricting the ability of the NEO to compete with us, to solicit our clients or to recruit our employees during the term of his or her employment and for a period of one year thereafter and prohibiting him or her from disclosing confidential information and trade secrets at any time during or after his or her employment.
Each Employment Agreement generally terminates upon the NEO’s:
•death;
•disability;
•termination for cause by the Company or without good reason by the employee;
•termination without cause or for good reason; or
•termination without cause or for good reason following a “Change in Control” (as defined in each Employment Agreement and generally described below).
If termination results from any of the foregoing, each NEO is entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the NEO would be entitled to the following additional payments and/or benefits:

Reason for Termination	Potential Payment(s)
Disability	Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly situated employees of the Company in which the NEO participates.
Termination by the Company without cause or resignation by the employee for good reason	Lump-sum payment of twice the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO breaches the restrictive covenants or becomes reemployed in the two-year period following his or her termination.
Termination by the Company without cause or resignation by the employee for good reason within 12 months following a change in control, a so-called “double trigger” provision	Lump-sum payment of three times the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.

52	MYR GROUP INC. | 2023 PROXY STATEMENT

Each Employment Agreement generally defines “cause” as an NEO’s:
•material breach of the non-competition provisions of the NEO’s Employment Agreement;
•commission of a criminal act by the NEO against the Company, including but not limited to fraud, embezzlement or theft;
•conviction or plea of no contest or nolo contendre to a felony or any crime involving moral turpitude; or
•failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.
“Good reason” for a NEO’s resignation exists under each Employment Agreement if, among other things, the NEO’s base salary and/or annual target incentive opportunity is reduced, his or her duties are materially reduced, he or she is required to relocate to a work site more than 50 miles from his or her current work site or if the Company materially breaches a material provision of the NEO’s Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.
Each Employment Agreement generally defines a “change in control” as the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets” as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a NEO is terminated without cause or resigns for good reason within 12 months following a “change in control,” the NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as a lump-sum payment equal to three times the NEO’s base salary, three times target annual incentive and company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.
The foregoing descriptions of the terms of the Employment Agreements are qualified in their entirety by reference to the terms and conditions of such agreements that the Company has filed with the SEC.
“Change in control” is similarly defined in the LTIP and its predecessor, the 2007 LTIP. Under the terms of the long-term incentive plans, award agreements may provide for one or more of the following effects in connection with a change in control:
•the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the LTIP and its predecessor, the 2007 LTIP;
•the waiver or modification of performance or other conditions related to the payment or other rights under an award;
•provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or
•other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

MYR GROUP INC. | 2023 PROXY STATEMENT	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above under “Employment Agreements,” our NEOs have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable to each current NEO upon termination or a change in control (and qualifying termination) on December 31, 2022, given the NEO’s compensation and service levels as of such date:

		Termination due to Disability(1)	Termination without Cause or for Good Reason(2)	Termination without Cause or for Good Reason within 12 months following a Change in Control(3)
Name	Benefit	$	$	$
Richard S. Swartz	Severance pay(4)	361,731	3,300,000	4,950,000
	Welfare benefits	11,082	44,328	44,328
	Accelerated equity(5)	4,017,292	4,017,292	4,458,213
	Total	4,390,105	7,361,620	9,452,541
Betty R. Johnson	Severance pay(4)	217,038	1,683,000	2,524,500
	Welfare benefits	11,208	44,832	44,832
	Accelerated equity(5)	1,344,369	1,344,369	1,472,107
	Total	1,572,615	3,072,201	4,041,439
Tod M. Cooper	Severance pay(4)	236,769	1,890,000	2,835,000
	Welfare benefits	8,514	34,008	34,008
	Accelerated equity(5)	1,387,036	1,387,036	1,519,432
	Total	1,632,319	3,311,044	4,388,440
William F. Fry	Severance pay(4)	177,971	1,411,000	2,116,500
	Welfare benefits	8,514	34,056	34,056
	Accelerated equity(5)	923,598	923,598	1,008,074
	Total	1,110,083	2,368,654	3,158,630
Jeffrey J. Waneka	Severance pay(4)	188,538	1,462,000	2,193,000
	Welfare benefits	8,502	34,008	34,008
	Accelerated equity(5)	1,036,392	1,036,392	1,130,252
	Total	1,233,432	2,532,400	3,357,260
(1)Represents the amount of salary continuation and other benefits to which the NEO is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation, as provided by us, the NEO will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the NEO’s monthly base salary (up to a maximum monthly benefit of $10,000 until age 65 or older, as defined in the plan). Also includes the value of accelerated equity.
(2)Represents the sum of (a) twice the sum of the NEO’s base salary and target annual incentive (for 2022, the target annual incentive was 100% of annual salary for Mr. Swartz, 75% of the salary fir Mr. Cooper, and, 70% of annual salary for Ms. Johnson and Messrs., Fry and Waneka, (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.
(3)Represents the sum of (a) three times the sum of the NEO’s base salary and target annual incentive (for 2022, the target annual incentive was 100% of annual salary for Mr. Swartz, 75% of the salary fir Mr. Cooper, and, 70% of annual salary for Ms. Johnson and Messrs. Fry and Waneka), (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity.
(4)Severance pay includes the NEO’s base salary and target annual incentive applicable to the type of severance or change in control payment shown.

54	MYR GROUP INC. | 2023 PROXY STATEMENT

(5)Accelerated equity reflects the amount of compensation that each NEO would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. Equity award agreements between the Company and a person who was a NEO at the time of the award contain an accelerated vesting clause. Equity awards made before an officer becomes a NEO are not subject to a similar accelerated vesting clause and will be forfeited upon termination. The compensation amount shown is based upon (a) the number of unvested Restricted Stock Units outstanding as of December 31, 2022, (b) the number of performance shares outstanding as of December 31, 2022 that are expected to be earned prorated for the length of service completed as of December 31, 2022 for termination without cause or resignation for good reason or all performance shares outstanding (at target) for termination without cause or resignation for good reason within 12 months following a change of control and (c) the closing market price per share of our common stock as reported on the Nasdaq on December 30, 2022, which was $92.07 per share. The compensation amounts for unvested Restricted Stock Units are calculated by multiplying the number of shares of unvested Restricted Stock Units times the closing market price. The compensation amount for the unvested performance shares for termination without cause or resignation for good reason is calculated by multiplying the number of unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or resignation for good reason within 12 months following a change of control is calculated by multiplying the number of unvested performance shares at target by the market closing price on the date of termination.

MYR GROUP INC. | 2023 PROXY STATEMENT	55

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
The following table sets forth for each NEO outstanding equity awards as of the end of the 2022 fiscal year:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Performance Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Richard S. Swartz	04/27/20	5,957	(2)	548,461
	03/23/21	7,633	(3)	702,770
	03/23/22	9,147	(3)	842,164
	03/23/21				14,229	(4)	1,310,064
	03/23/22				11,456	(5)	1,054,754
Betty R. Johnson	04/27/20	2,383	(2)	219,403
	03/23/21	2,611	(3)	240,395
	03/23/22	2,721	(3)	250,522
	03/23/21				4,867	(4)	448,105
	03/23/22				3,407	(5)	313,682
Tod M. Cooper	04/27/20	2,383	(2)	219,403
	03/23/21	2,711	(3)	249,602
	03/23/22	2,822	(3)	259,822
	03/23/21				5,054	(4)	465,322
	03/23/22				3,533	(5)	325,283
William F. Fry	04/27/20	1,688	(2)	155,414
	03/23/21	1,807	(3)	166,370
	03/23/22	1,814	(3)	167,015
	03/23/21				3,369	(4)	310,184
	03/23/22				2,271	(5)	209,091
Jeffrey J. Waneka	04/27/20	1,986	(2)	182,851
	03/23/21	2,008	(3)	184,877
	03/23/22	2,015	(3)	185,521
	03/23/21				3,744	(4)	344,710
	03/23/22				2,523	(5)	232,293
1.The closing price per share of the Company’s common stock of $92.07 on December 30, 2022 was used to determine the market values shown in this column.
2.The restricted stock unit awards granted on April 27, 2020 vest ratably on April 27, 2021, March 23, 2022 and March 23, 2023. These awards are subject to certain clawback provisions.
3.The restricted stock unit awards granted on March 23, 2021, and March 23, 2022 vest ratably over a three-year period beginning on the first anniversary of the grant date. These awards are subject to certain clawback provisions.
4.These performance share awards will cliff vest in the first quarter of 2024 on the date the Compensation Committee determines the level if achievement of the performance goals. These awards are split between the achievement of certain specified levels of the Company’s ROIC as defined in the applicable award agreement and the Company’s TSR compared to the TSR of a peer group of companies. (Target award shown:) ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.
5.These performance share awards will cliff vest on December 31, 2024 and are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant and the Company’s TSR compared to the TSR of a peer group of companies. Target award shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based award may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for either award is zero. These awards are subject to certain clawback provisions.

56	MYR GROUP INC. | 2023 PROXY STATEMENT

2022 OPTION EXERCISES AND STOCK VESTED
The following table sets forth for each NEO the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting(1) (#)	Value Realized On Vesting(2) ($)
Richard S. Swartz	—	—	61,745	6,163,713
Betty R. Johnson	—	—	24,831	2,479,565
Tod M. Cooper	—	—	24,882	2,484,625
William F. Fry	—	—	17,609	1,758,482
Jeffrey J. Waneka	—	—	20,773	2,074,700
(1)The amounts shown include Restricted Stock Units that vested on March 22, 2022 and March 23, 2022 and performance shares awarded in 2020 that vested on December 31, 2022. For the performance shares, final certification of results and distribution of shares occurred on February 15, 2023.
(2)The amounts shown are calculated based on the closing market price per share of our common stock on the date the shares were received.
2022 PAY RATIO
We believe our compensation programs should be consistent and internally equitable. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.
For our 2022 pay ratio disclosure we updated our analysis of our employee population from 2021 and identified a new median employee using the same methodology employed in the 2018 through 2022 proxies. We calculated the salary or wages of each full-time, part-time, seasonal and temporary employee paid in 2022 through December 31, 2022 (the determination date) which was within the last three months of our 2022 fiscal year. We then ranked the salary or wages of all employees (excluding the CEO) from lowest to highest. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency for our Canadian employees.
The ratio between the pay of our CEO to the pay of our median employee is 41:1. The annual total compensation for our median employee for 2022 was $104,475. The annual total compensation of our CEO was $4,271,357. The difference between this annual total compensation and the annual total compensation found in “Executive Compensation Tables—2022 Summary Compensation Table” is due to the inclusion of nondiscriminatory health and welfare benefit plans that are not required to be included in the 2022 Summary Compensation Table.

MYR GROUP INC. | 2023 PROXY STATEMENT	57

2022 PAY VERSUS PERFORMANCE DISCLOSURE

YEAR (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($000) (h)	Pretax Income ($000) (i)
					Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return (g)
2022	$4,248,395	$2,318,204	$1,555,649	$866,918	$282.51	$197.73	$83,381	$114,204
2021	4,137,327	11,951,446	1,635,947	4,436,667	339.21	187.69	85,010	116,306
2020	3,282,639	8,024,727	1,402,709	3,176,951	184.41	130.49	58,759	81,385
(1)Mr. Swartz served as our principal executive officer ("PEO") for the full year for each of 2022, 2021 and 2020. For each of 2022, 2021 and 2020 our non-PEO NEOs included Ms. Johnson and Messrs. Cooper, Fry and Waneka.
(2)For each of 2022, 2021, and 2020, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflected the following adjustments to the values included in column (b) and column (d), respectively:

Richard S. Swartz	2022	2021	2020
Summary Compensation Table ("SCT") Total for PEO (b)	$4,248,395	$4,137,327	$3,282,639
- SCT “Stock Awards” column value	(2,268,882)	(1,899,867)	(1,286,539)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	2,209,840	4,290,165	3,629,664
[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(843,833)	3,513,544	1,487,742
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(1,027,316)	1,910,277	911,221
Compensation Actually Paid to PEO (c)	2,318,204	11,951,446	8,024,727

Average For Non-PEO NEOs (d)	2022	2021	2020
Average SCT Total for Non-PEO NEOs (c)	$1,555,649	$1,635,947	$1,402,709
- SCT “Stock Awards” column value	(581,054)	(568,595)	(455,618)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	565,901	1,283,965	1,285,391
[+/-] year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(308,884)	1,262,819	635,868
[+/-] year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(364,694)	822,531	308,601
Average Compensation Actually Paid to Non-PEO NEOs (e)	866,918	4,436,667	3,176,951
(3)For each of 2022, 2021 and 2020, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2019. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from December 31, 2019 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group consists of eleven companies which are: Astec Industries Inc, Comfort Systems USA Inc, Dycom Industries Inc, EMCOR Group Inc, Granite Construction Incorporated, IES Holdings Inc, MasTec Inc, Matrix Service Company, Primoris Services Corp, Quanta Services Inc and Tetra Tech Inc (the “Peer Group”). This Peer Group is consistent with the peer group used in Item 5 of our 2022 Form 10-K. For purposes of calculating the Peer Group total shareholder return, the returns of each component issuer of the group were weighted according to the respective issuers’ stock market capitalization at the beginning of the Measurement Period Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

58	MYR GROUP INC. | 2023 PROXY STATEMENT

Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2022, 2021, and 2020, including: (a) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of Total Shareholder Return, Net Income and Pretax Income; and (b) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group.

Relationship Between Compensation Actually Paid and Total Shareholder Return

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$480.00
$320.00
$160.00
$—
Total Shareholder Return
2020
2021
2022
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Total Shareholder Return
Peer Group Total Shareholder Return

Relationship Between Compensation Actually Paid and Net Income

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$90.0
$80.0
$70.0
$60.0
$50.0
Net Income ($Millions)
2020
2021
2022
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Net Income ($ Millions)

MYR GROUP INC. | 2023 PROXY STATEMENT	59

Relationship Between Compensation Actually Paid and Pretax Income

$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($ Millions)
$120.0
$105.0
$90.0
$75.0
Pretax Income ($ Millions)
2020
2021
2022
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Pretax Income ($ Millions)

The following table lists the three financial and two non-financial performance measures that we believe represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs for 2022 to our performance:

Pretax Income
Total Case Incident Rate
Lost Time Incident Rate
Return On Invested Capital
Total Shareholder Return

60	MYR GROUP INC. | 2023 PROXY STATEMENT

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
As required under Section 14A of the Exchange Act, we are asking shareholders to approve an advisory resolution on the compensation of our NEOs as reported in this Proxy Statement. At our 2017 Annual meeting, shareholders voted to hold an advisory vote on executive compensation on an annual basis and we have submitted an advisory vote regarding the compensation of our NEOs to our shareholders at each annual meeting since that time. Subject to this year's advisory approval of the frequency of the advisory approval of the compensation of our NEOs (Proposal 3), we anticipate continuing to hold an advisory vote on executive compensation on an annual basis (with the next one occurring in 2024).
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each NEO’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the NEOs who are crucial to our success. We urge shareholders to read the “Compensation Discussion and Analysis” and the related tables and narratives, which describe in more detail how our NEO compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our NEOs including the following:
•We pay for performance.   We align executive compensation with short- and long-term Company-wide, business unit and individual performance. Generally, we target about half of our NEO compensation as performance-based compensation. In 2022, we exceeded our pretax financial performance goal resulting in annual cash incentive payouts at above target for financial performance under the MIP. Additionally, we exceeded our targets for safety performance goals, resulting in above target annual cash incentive payouts under the MIP for our total case incident rate safety performance goal and maximum annual cash incentive payouts under the MIP for our lost time incident rate safety performance goal. The aggregate ROIC performance for the three years ended December 31, 2022, 2021 and 2020 resulted in a payout of 200.0%, which was at the maximum for ROIC grants made in 2020. The three-year 2020 TSR performance ranked at the 79th percentile, which was above maximum, therefore 200.0% of the target number of TSR performance shares were earned for grants made in 2020.
•We have compensation practices that encourage leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks.   The practices are discussed in detail in the “Compensation Discussion and Analysis” and include:
◦stock ownership guidelines for directors and executive officers;
◦a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;
◦a practice of offering limited executive officer perquisites; and
◦regular review of the risk profile of our compensation programs and the inclusion of significant risk mitigators in those programs, such as stock holding requirements, clawback provisions and caps on incentive awards.
•The Compensation Committee acts prudently in making decisions.   All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, selected a peer group of companies to compare to our NEOs’ compensation.

MYR GROUP INC. | 2023 PROXY STATEMENT	61

We ask our shareholders to participate annually in this review and indicate their support for our NEO compensation set forth in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We are asking our shareholders to vote “FOR” the following resolution at the 2023 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the 2022 Summary Compensation Table and the other related tables and disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we expect to consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

62	MYR GROUP INC. | 2023 PROXY STATEMENT

PROPOSAL 3. ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR "EVERY ONE YEAR" ON THE ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
In addition to providing shareholders with the opportunity to cast an advisory vote on the compensation of our NEOs, we are also providing our shareholders with the opportunity to indicate how frequently we should seek advisory approval of the compensation of our NEOs in the future, as required by Section 14A of the Exchange Act. This non-binding advisory vote, which must be held at least once every six years, is commonly referred to as a “Say-on-Frequency” vote. Under this proposal, our shareholders may indicate whether they would prefer to have an advisory vote to approve the compensation of our NEOs “EVERY ONE YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS.”
The Company’s last Say-on-Frequency vote occurred at our 2017 Annual Meeting. At that meeting, our shareholders voted in favor of holding advisory votes to approve the Company’s NEO compensation every one year, and we have held an advisory vote on an annual basis since that time. It is expected that the next Say-on-Frequency vote will occur at our 2029 Annual Meeting.
The Compensation Committee and the Board continue to believe that the advisory vote to approve the Company’s NEO compensation should be conducted every one year because they believe this frequency will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, while our executive compensation programs are designed to promote a long-term connection between pay and performance, the Compensation Committee and the Board currently believe that an annual advisory vote on executive compensation is consistent with seeking input from, and engaging in discussions with, our shareholders on corporate governance matters. For these reasons, we are asking our shareholders to vote for a frequency of “EVERY ONE YEAR.”
Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “EVERY ONE YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN.”
The Say-on-Frequency vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering the frequency of future advisory votes on compensation of our NEOs, and expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote.
The Board recommends that the shareholders approve the following resolution:
“RESOLVED, that the advisory vote relating to compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, shall be conducted EVERY ONE YEAR.”

MYR GROUP INC. | 2023 PROXY STATEMENT	63

AUDIT COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Hartwick, Karna and Moore and Ms. Lowry qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is independent as required by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.
Effective on February 16, 2023, Jennifer E. Lowry was appointed by the Board as the Chair of the Audit Committee in advance of Maurice E. Moore's anticipated retirement from the Board following the 2023 Annual Meeting.
The Board values the integrity of MYR Group’s financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group’s financial statements, MYR Group’s compliance with legal and regulatory requirements and the independence and performance of MYR Group’s internal and external auditors. Pursuant to its charter, the Audit Committee performs, among other tasks, the following duties to represent and assist the Board in its oversight of the Company’s financial statements:
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and reviewing management’s corrective action plans where necessary;
•reviews our financial statements, including any significant financial items, discussions on key estimates within our financial statements and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•appoints annually our independent registered public accounting firm, evaluate its independence and performance and sets clear hiring policies for employees or former employees of the independent registered public accounting firm;
•reviews periodic reports from management on cyber security measures, security controls, data privacy and security initiatives; and
•meets with the Company’s internal audit department on a quarterly basis. The Company’s internal audit department reports directly to the Audit Committee and assesses and enforces the Company’s internal accounting control structure and policies to ensure that the Company’s financial condition and results are accurately reported in the Company’s public financial statements.
The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company’s Anonymous Incident Reporting System, MySafeWorkplace, at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for the Company’s records. At least annually, the Audit Committee reviews the Company’s disclosure controls and procedures and its charter. During this review, the Audit Committee analyzes its responsibilities and progress as well as ensuring that these documents comply with current regulatory requirements.
PRE-APPROVAL POLICIES
Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

64	MYR GROUP INC. | 2023 PROXY STATEMENT

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting. All services provided by our independent registered public accounting firm for fiscal 2022, as described below, were approved by the Audit Committee in accordance with the foregoing pre-approval policies and procedures.
INDEPENDENT AUDITOR’S FEES
MYR Group’s financial statements for the year ended December 31, 2022 were audited by Crowe, an independent registered public accounting firm. Aggregate fees paid for professional services rendered by Crowe, for 2022 and 2021, were as follows:

	2022	2021
Audit Fees	$1,065,237	$761,204
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,065,237	$761,204

In the above table, in accordance with the SEC rules, “Audit Fees” are fees that we paid for the audit of our annual financial statements included in the 2022 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. “Tax Fees” are fees for tax compliance, tax advice and tax planning.
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2022
As part of our activities, we reviewed and discussed MYR Group’s audited financial statements with management. Additionally, we received Crowe’s written disclosures and letter dated February 22, 2023, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Crowe their independence. We also reviewed and discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2022 Annual Report on Form 10-K.

Audit Committee:	Jennifer E. Lowry, Chair Kenneth M. Hartwick Ajoy H. Karna Maurice E. Moore
The information contained in the above Audit Committee Report for the Year Ended December 31, 2022 shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

MYR GROUP INC. | 2023 PROXY STATEMENT	65

PROPOSAL 4. APPROVAL OF THE AMENDMENT OF ARTICLE FIFTH OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF ARTICLE FIFTH OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.
SUMMARY
Our Certificate of Incorporation divides our Board into three classes, designated as Class I, Class II, and Class III. One class is elected at each annual meeting for a term expiring at the annual meeting held in the third year following the year of their election. After careful consideration of a variety of factors, including corporate governance trends and balancing the competing interests discussed below under “Purpose of the Proposed Amendments,” the Board has determined that it is in the shareholders’ best interests to amend our Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified from and after the election of directors at our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting"). Accordingly, the Board has adopted proposed amendments to eliminate the classified Board structure and provide for the annual election of directors, to be phased in over the next three years (the “Proposed Amendments”), and is recommending that shareholders approve the Proposed Amendments.
SUMMARY OF THE PROPOSED AMENDMENTS
Currently, our Certificate of Incorporation provides that members of our Board are elected for staggered terms of three years. If the Proposed Amendments are approved by shareholders, the declassification of our Board will be phased in as follows (assuming all director nominees are elected each year):
•the directors who are elected pursuant to Proposal 1 of this proxy statement (Class I directors) will be elected for a three-year term that expires at the 2026 Annual Meeting;
•at our 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), the directors whose terms expire at that meeting (Class II directors) will be elected for a two-year term that expires at our 2026 Annual Meeting;
•at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), the directors whose terms expire at that meeting (Class III directors) will be elected for a one-year term that expires at the 2026 Annual Meeting; and
•at the 2026 Annual Meeting, all directors (Class I, Class II, and Class III) will have expiring terms and all directors will be elected for a one-year term that expires at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”).
Beginning with the 2026 Annual Meeting, each director will stand for election at each annual meeting for a one-year term expiring at the next annual meeting and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to allow for a smooth transition to a system of annual elections of all directors.
Following the effectiveness of the Proposed Amendments and prior to the election of directors at the 2026 Annual Meeting, any director appointed to fill a vacancy in the Board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal. Following the effectiveness of the Proposed Amendments and from and after the election of directors at the 2026 Annual Meeting, any director appointed to fill a vacancy in the Board will hold office until the next annual meeting and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal.

66	MYR GROUP INC. | 2023 PROXY STATEMENT

Our current Certificate of Incorporation provides that our directors may be removed by shareholders only for cause. However, for a Board that is not classified, Delaware law provides that shareholders may remove directors with or without cause. As a result, the Proposed Amendments would permit shareholders to remove directors elected for one-year terms with or without cause. Directors who are serving out the remainder of a three-year term or a two-year term would continue to be removable by shareholders only for cause.
For a description of the number of votes that are required to approve this proposal, see “Questions and Answers About the 2023 Annual Meeting and Voting—What Vote is Required For Each Proposal?” in this Proxy Statement.
The descriptions of the Proposed Amendments set forth in this Proposal 4 are qualified in their entirety by reference to the full text of the proposed Certificate of Amendment containing the Proposed Amendments, which is attached as Appendix A to this Proxy Statement.
PURPOSE OF THE PROPOSED AMENDMENTS
The Board regularly evaluates the Company’s corporate governance measures. In connection with such practice, the Board has evaluated the Company’s classified Board structure in the past and has historically preferred the retention of such structure because it provides long-term focus, stability, continuity, experience, takeover protection and enhanced director independence, all of which have contributed to the success of the Company. The Board believes that the benefits of a classified Board structure do not come at the expense of director accountability. Nevertheless, the Board recognizes that many investors and others now view the classified Board structure as unduly limiting the Board’s accountability to shareholders and shareholder participation in the Company’s corporate governance.
After considering shareholder input and consulting with management and outside advisors, the Board believes that eliminating the classified Board structure through the adoption of the Proposed Amendments is in the best interests of the Company and our shareholders.
RELATED CHANGES TO THE BY-LAWS
In connection with the Proposed Amendments, the Board has approved conforming amendments to the By-Laws, contingent upon shareholder approval of, and implementation of, the Proposed Amendments presented in this proposal.
EFFECTIVENESS
If this proposal is approved, the Company intends to file a Certificate of Amendment containing the Proposed Amendments that have been approved with the Secretary of State of the State of Delaware, which will become effective at the time of that filing. The conforming By-Law amendments will also become effective at such time.
If this proposal is not approved by the requisite vote, then a Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the corresponding By-Law amendments will not become effective, and the Board will remain classified.

MYR GROUP INC. | 2023 PROXY STATEMENT	67

TEXT OF THE PROPOSED AMENDMENTS
The Board proposes to replace existing Sections (c) and (e) of Article FIFTH of the Certificate of Incorporation with the proposed Sections (c) and (e) of Article FIFTH shown in the tables below. The tables also contain a comparison of the proposed Sections (c) and (e) of Article FIFTH to the existing Sections (c) and (e) of Article FIFTH showing the proposed changes (additions are indicated by blue text and underlining and deletions are indicated by ~~red strike-through text~~):

Existing Article FIFTH, Section (c)	Proposed Article FIFTH, Section (c)	Comparison
(c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2008 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2009 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders beginning in 2011, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.	(c) Until the election of directors at the 2026 annual meeting, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Any director elected prior to the 2024 annual meeting will be elected for a three-year term. Each director elected at the 2024 annual meeting will be elected for a two-year term expiring at the 2026 annual meeting. Each director elected at the 2025 annual meeting will be elected for a one-year term expiring at the 2026 annual meeting. At the 2026 annual meeting and at each annual meeting thereafter, all directors will be elected for a one-year term expiring at the next annual meeting. For as long as the Board of Directors continues to be classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

(c) Until the election of directors at the 2026 annual meeting, t~~T~~he directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. ~~The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2008 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2009 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2010 annual meeting. At each succeeding annual meeting of stockholders beginning in 2011, successors to the class of directors whose term expires at that annual meeting shal~~l Any director elected prior to the 2024 annual meeting will be elected for a three-year term. Each director elected at the 2024 annual meeting will be elected for a two-year term expiring at the 2026 annual meeting. Each director elected at the 2025 annual meeting will be elected for a one-year term expiring at the 2026 annual meeting. At the 2026 annual meeting and at each annual meeting thereafter, all directors will be elected for a one-year term expiring at the next annual meeting. For as long as the Board of Directors continues to be classified, i~~I~~f the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

68	MYR GROUP INC. | 2023 PROXY STATEMENT

Existing Article FIFTH, Section (e)	Proposed Article FIFTH, Section (e)	Comparison
(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.	(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Prior to the election of directors at the 2026 annual meeting, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. From and after the election of directors at the 2026 annual meeting, any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next annual meeting. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, (i) with or without cause (except that any director who is serving a three-year term or a two-year term prior to the 2026 annual meeting may be removed only for cause) and (ii) only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.
(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Prior to the election of directors at the 2026 annual meeting, a~~A~~ny director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. From and after the election of directors at the 2026 annual meeting, any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next annual meeting. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, (i) with or without~~but only for~~ cause (except that any director who is serving a three-year term or a two-year term prior to the 2026 annual meeting may be removed only for cause) and (ii) only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation ~~Corporation's then outstanding capital stock~~ entitled to vote ~~generally~~ in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.~~

If the Proposed Amendments become effective, our classified Board will be phased out and the Board will be fully declassified from and after the election of directors at the 2026 Annual Meeting.

MYR GROUP INC. | 2023 PROXY STATEMENT	69

PROPOSAL 5. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors.
The Audit Committee appointed Crowe as our independent auditors for the fiscal year ending December 31, 2023. The Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Crowe as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.
We expect that representatives of Crowe will be present at the 2023 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions from shareholders.

70	MYR GROUP INC. | 2023 PROXY STATEMENT

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2023 ANNUAL MEETING
Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the 2023 Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board’s recommendation or, if no recommendation is given, in accordance with the proxies’ best judgment.

MYR GROUP INC. | 2023 PROXY STATEMENT	71

OWNERSHIP OF EQUITY SECURITIES
The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of February 23, 2023 by each director and NEO named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock Units(1)	Total Beneficial Ownership	Percentage(2)
Named Executive Officers and Directors
Richard S. Swartz	157,624	22,737	180,361	1.1%
Betty R. Johnson	49,179	7,715	56,894	*
Tod M. Cooper	44,069	7,916	51,985	*
William F. Fry	22,538	5,309	27,847	*
Jeffrey J. Waneka	42,080	6,009	48,089	*
Bradley T. Favreau	13,075	1,195	14,270	*
Kenneth M. Hartwick	19,911	1,738	21,649	*
Ajoy H. Karna	—	1,425	1,425	*
Jennifer E. Lowry	9,919	1,195	11,114	*
Donald C.I. Lucky	16,908	1,195	18,103	*
Maurice E. Moore	29,991	1,195	31,186	*
Shirin S. O'Connor	3,320	1,195	4,515	*
William D. Patterson	30,555	1,195	31,750	*
All executive officers and directors as a group (13 persons).	439,169	60,019	499,188	3.0%
*    Percentage less than 1% of outstanding common stock.
(1)This column reflects shares of common stock that could be acquired by the vesting of Restricted Stock Units held by the NEOs and Directors within 60 days of February 23, 2023.
(2)Based on 16,665,474 shares of common stock of MYR Group issued and outstanding as of February 23, 2023.

72	MYR GROUP INC. | 2023 PROXY STATEMENT

The following table displays information about persons known to us to be the beneficial owners of 5% or more of our issued and outstanding common stock as of February 23, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
BlackRock, Inc. •55 East 52nd Street New York, NY 10055	2,968,756	(2)	17.8%
Dimensional Fund Advisors LP •6300 Bee Cave Road Building One Austin, Texas, 78746	1,103,678	(3)	6.6%
The Vanguard Group •100 Vanguard Blvd. Malvern, PA 19355	1,238,381	(4)	7.4%
(1)The percent of common stock is calculated by dividing the amount of beneficial ownership by 16,665,474 shares of common stock of MYR Group issued and outstanding as of February 23, 2023.
(2)Based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2023, BlackRock, Inc. stated that, of the 2,968,756 shares beneficially owned as of December 31, 2022, it had sole voting power with respect to 2,931,293 shares, sole dispositive power with respect to 2,968,756 shares and shared voting and dispositive power with respect to none of the shares.
(3)Based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 10, 2023. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. As of December 31, 2022, Dimensional Funds Advisors LP had sole voting power as to 1,087,568 shares, sole dispositive power as to 1,103,678 shares and shared voting and dispositive power with respect to none of the shares. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.
(4)Based on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, The Vanguard Group stated that, of the 1,238,381 shares beneficially owned as of December 31, 2022, it had shared voting power with respect to 27,938 shares, sole dispositive power with respect to 1,196,209 shares and shared dispositive power with respect to 42,172 shares.

MYR GROUP INC. | 2023 PROXY STATEMENT	73

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY SOLICITATION MATERIALS?
We are providing you these materials in connection with the Board’s solicitation of proxies to be voted at our 2023 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the 2023 Annual Meeting. We began making these materials available on or around March 6, 2023, to all shareholders entitled to vote at the 2023 Annual Meeting.
In addition, copies of the 2022 Form 10-K and this Proxy Statement will be sent free of charge to any shareholder who sends a written request to Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by calling 303-286-8000.
WHO IS ENTITLED TO VOTE AT THE 2023 ANNUAL MEETING?
The Board established February 28, 2023 as the record date (the “Record Date”) for the 2023 Annual Meeting. Shareholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the 2023 Annual Meeting and vote their shares at the 2023 Annual Meeting. At the close of business on the Record Date, 16,666,005 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the 2023 Annual Meeting.
WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?
With respect to the election of directors, you may vote FOR, vote AGAINST or vote to ABSTAIN with respect to each of the nominees. Our By-Laws provide for a majority vote standard in uncontested director elections as will be held at the 2023 Annual Meeting. The By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or votes AGAINST but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
You may vote FOR, vote AGAINST or vote to ABSTAIN with respect to the advisory approval of the compensation of the Company's NEOs and the ratification of the appointment of our independent registered public accounting firm. In order to be approved, each of these two proposals require the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.
You may vote FOR, AGAINST, or ABSTAIN with respect to the approval of the amendment of Article FIFTH of our Certificate of Incorporation. In order to be approved, this proposal requires the affirmative FOR vote of a majority of all shares entitled to vote on the proposal. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.
You may vote for EVERY ONE YEAR, EVERY TWO YEARS, EVERY THREE YEARS, or vote to ABSTAIN with respect to the advisory approval of the frequency of the advisory approval of the compensation of our NEOs. The affirmative vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals is the applicable vote standard for this proposal. However, the Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote. Any ABSTAIN vote will have no effect.

74	MYR GROUP INC. | 2023 PROXY STATEMENT

WHAT EFFECT DO BROKER NON-VOTES HAVE ON THE PROPOSALS?
A broker is entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on “non-routine” proposals, such as the election of directors. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Consequently, if your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct your broker as to how to vote on Proposals 1, 2, 3, and 4, the broker may not exercise discretion to vote FOR or AGAINST such proposal. With respect to Proposal 5, the broker may exercise its discretion to vote FOR or AGAINST that proposal in the absence of your instruction. We strongly encourage you to instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.
HOW WILL MY SHARES BE VOTED?
Your shares will be voted as you direct if you vote by signing and returning the enclosed proxy card. If you sign and return the enclosed proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board’s recommendations on all matters or, if no recommendation is given, in accordance with the proxies’ best judgment.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of shareholders is necessary to validly hold the 2023 Annual Meeting. A quorum will be present if at least a majority of our shares that are issued and outstanding and entitled to vote on the Record Date are represented at the 2023 Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a shareholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.
HOW DO I VOTE?
Voting Before the 2023 Annual Meeting
If you hold shares of the Company’s common stock in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered shareholders and beneficial owners may vote their shares in advance of the 2023 Annual Meeting using one of the following methods:
•By Mail: Complete, sign, date and return (in the postage-paid envelope provided) your proxy card or voting instruction form;
•By Internet: Go to www.proxyvote.com and follow the instructions – you will need the 16-digit control number included on your proxy card or voting instruction form; or
•By Telephone: Call (800) 690-6903 and following the recorded instructions – you will need the 16-digit control number included on your proxy card or voting instruction form.
Voting During the 2023 Annual Meeting
Registered shareholders and beneficial owners may also vote online during the 2023 Annual Meeting. You will need the 16-digit control number included on your proxy card or voting instruction form to log in to the virtual meeting platform at virtualshareholdermeeting.com/MYRG2023. Voting electronically online during the 2023 Annual Meeting will replace any previous votes with respect to the shares voted during the 2023 Annual Meeting.

MYR GROUP INC. | 2023 PROXY STATEMENT	75

CAN I CHANGE MY VOTE?
If you would like to change your vote after submitting your proxy and prior to the 2023 Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, (b) voting online during the 2023 Annual Meeting, or (c) entering a new vote on the internet or by telephone. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary prior to the 2023 Annual Meeting at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.
WHAT IF I WISH TO ATTEND THE 2023 ANNUAL MEETING?
You are entitled to attend and participate virtually in the 2023 Annual Meeting only if you were a shareholder on the Record Date. To attend and participate in the 2023 Annual Meeting on April 20, 2023, visit virtualshareholdermeeting.com/MYRG2023 and enter the 16-digit control number included on your proxy card or voting instruction form. The 2023 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2023 Annual Meeting prior to the start time.
Online check-in will begin at 7:45 a.m. Mountain time. Even if you wish to attend and participate in the 2023 Annual Meeting, we urge you to cast your vote as soon as possible using one of the methods outlined in this Proxy Statement. If you choose to vote online during the 2023 Annual Meeting, it will revoke any previous proxy or vote submitted with respect to the shares voted during the 2023 Annual Meeting.
WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2023 ANNUAL MEETING?
MYR Group bears the cost of soliciting your vote. In addition to mailing these proxy materials, our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Morrow Sodali LLC to aid in soliciting votes for the 2023 Annual Meeting for a total fee of $7,500 plus reasonable expenses.
I RECEIVED ONLY ONE SET OF PROXY MATERIALS. IS IT POSSIBLE TO OBTAIN DUPLICATES?
Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting or set of proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered. A shareholder who wishes to receive a separate copy of the Notice of Meeting or proxy materials for the 2023 Annual Meeting or for future meetings should submit this request by contacting Morrow Sodali, LLC, our proxy solicitor for the 2023 Annual Meeting, by email at myrteam@morrowsodali.com, in writing at 470 West Avenue, Suite 3000, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
If you are a registered shareholder, we sent you and each registered shareholder at your address a separate Notice of Meeting or set of proxy materials.

76	MYR GROUP INC. | 2023 PROXY STATEMENT

WHO COUNTS THE VOTE?
As the appointed independent tabulator, Broadridge Financial Solutions, Inc. will receive the proxies and tabulate the votes cast. Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.
HOW DO I FIND OUT THE VOTING RESULTS?
Voting results will be included in a Current Report on Form 8-K to be filed with the SEC after the 2023 Annual Meeting. This Form 8-K will also be available on our website at www.myrgroup.com.

MYR GROUP INC. | 2023 PROXY STATEMENT	77

2024 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL MEETING
Under our By-Laws, a shareholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of shareholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive shareholder proposal submissions no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made, whichever occurs first. Accordingly, to be considered at the 2024 Annual Meeting of Shareholders, we must receive a shareholder’s written notice of nomination or proposal on or after December 22, 2023 and not later than January 21, 2024.
In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than MYR Group’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than MYR Group’s nominees), which notice must be postmarked or transmitted electronically to us at our principal executive office no later than 60 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders (for the 2024 Annual Meeting, no later than February 20, 2024). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
Under SEC Rule 14a-8, a shareholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of shareholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement being released to shareholders for the previous year’s annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2024 proxy statement, we must receive a shareholder’s submission of a proposal on or before November 7, 2023.
Shareholder proposals must be sent to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. For additional information about the shareholder proposal submission process, please see our By-Laws which are available on the Investors page of our website at www.myrgroup.com, under “Corporate Governance.”
2022 ANNUAL REPORT AND SEC FILINGS
Our financial statements for the fiscal year ended December 31, 2022 are included in our 2022 Form 10-K. Our 2022 Form 10-K and this Proxy Statement are posted on our website at www.myrgroup.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our 2022 Form 10-K, you may request a copy of it without charge by writing to our Secretary, at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

By Order of the Board of Directors

March 6, 2023
William F. Fry
Vice President,
Chief Legal Officer and Secretary

78	MYR GROUP INC. | 2023 PROXY STATEMENT

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF MYR GROUP INC.
MYR Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following amendments to the Restated Certificate of Incorporation of the Corporation, dated May 1, 2014 (the “Restated Certificate”), have been approved and adopted by the Corporation’s Board of Directors and have been duly adopted by a vote of the shareholders of the Corporation, at a meeting duly called, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Restated Certificate:
•Article FIFTH, Section (c) of the Restated Certificate is hereby amended to read in its entirety as follows:
“Until the election of directors at the 2026 annual meeting, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Any director elected prior to the 2024 annual meeting will be elected for a three-year term. Each director elected at the 2024 annual meeting will be elected for a two-year term expiring at the 2026 annual meeting. Each director elected at the 2025 annual meeting will be elected for a one-year term expiring at the 2026 annual meeting. At the 2026 annual meeting and at each annual meeting thereafter, all directors will be elected for a one-year term expiring at the next annual meeting. For as long as the Board of Directors continues to be classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.”
•Article FIFTH, Section (e) of the Restated Certificate is hereby amended to read in its entirety as follows:
“Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Prior to the election of directors at the 2026 annual meeting, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. From and after the election of directors at the 2026 annual meeting, any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next annual meeting. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, (i) with or without cause (except that any director who is serving a three-year term or a two-year term prior to the 2026 annual meeting may be removed only for cause) and (ii) only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.”

MYR GROUP INC. | 2023 PROXY STATEMENT	79

APPENDIX B

MYR GROUP INC.
ATTN: CORPORATE SECRETARY
12121 GRANT STREET
SUITE 610
THORNTON, CO 80241

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYRG2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99205-P86746

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYR GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2, FOR "EVERY ONE YEAR" ON PROPOSAL 3, AND "FOR" PROPOSALS 4 AND 5

	For	Against	Abstain
1. ELECTION OF THREE CLASS I DIRECTOR NOMINEES FOR THREE YEAR TERMS.			
1a. Kenneth M. Hartrwick	☐	☐	☐
1b. Jennifer E. Lowry	☐	☐	☐
1c. Richard S. Swartz	☐	☐	☐
2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

	For	Against	Abstain
5. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted "FOR" each of the nominees named in Proposal 1, "FOR" Proposal 2, for "EVERY ONE YEAR" on Proposal 3, and "FOR" Proposals 4 and 5. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the 2023 Annual Meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

80	MYR GROUP INC. | 2023 PROXY STATEMENT